PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into by PLAZA CENTER PROPERTY LLC, a Delaware limited liability company (“Seller”), and KBS SOR PLAZA BELLEVUE, LLC, a Delaware limited liability company (“Purchaser”), as of December 19, 2013 (the “Effective Date”).
RECITALS:
A.Seller owns a fee simple interest in and to certain real property located at 10800 and 10900 NE 8th Street, in Bellevue, Washington, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”).
B.The parties to this Agreement have agreed to the sale and purchase of the Property (as hereinafter defined), of which the Premises are a part, on terms and conditions more particularly set forth in this Agreement.
ARTICLE 1
PURCHASE AND SALE OF PROPERTY.
On the terms and conditions stated in this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following described property (collectively, the “Property”):
1.1    Land. The Premises, together with all rights and appurtenances pertaining to the Premises, including, without limitation, all of Seller’s right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon or thereunder, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all covenants, easements, privileges, and hereditaments pertaining thereto, whether or not of record, and (iv) all access, air, water, riparian, development, utility, and solar rights (collectively, the “Land”).
1.2    Improvements. The office buildings (collectively, the “Buildings”) constructed on the Premises, together with all parking lots and parking structures and all other improvements and structures constructed on the Premises (collectively, the “Improvements”).
1.3    Personal Property. All of Seller’s right, title and interest in and to (specifically excluding any fixtures or personal property owned by tenants under leases or licensees under licenses or the property manager) the following: (i) mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Improvements; (ii) maintenance equipment and tools, if any, owned by Seller and used exclusively in connection with, and located in or at, the Improvements; (iii) to the extent assignable, site plans, surveys, plans and specifications, warranties, manuals and instruction materials, and floor plans in Seller’s possession which relate to the Land or Improvements; (iv) pylons and other signs situated on or at the Land or Improvements; and (v) other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Land or Improvements as of the date of Closing (as defined in Section 8.1 below) (collectively, the “Personal Property”).

1.4    Leases and Licenses. Seller’s right, title and interest in (i) all leases with tenants leasing all or any portion of the Improvements (collectively, the “Leases”), and (ii) to the extent assignable, all license agreements, occupancy agreements, and other similar agreements with licensees using any portion of the Improvements (collectively, the “Licenses”), in each case to the extent the same are in effect as of the Closing Date (as defined in Section 8.1 below), a current list of which is attached hereto as Schedule 1.4; provided that any new Leases and Licenses entered into after the Effective Date are entered into in accordance with Section 6.1.1 hereof.
1.5    Security Deposits. Seller’s right, title and interest in all security deposits (including any letters of credit) held by Seller in connection with the Leases and Licenses and not applied pursuant to the terms thereof, a current list of which is attached hereto as Schedule 1.5.
1.6    Contracts. Subject to Section 6.1.3 hereof and to the extent assignable, Seller’s right, title and interest in all contracts and other agreements (other than the Leases and Licenses and the other Permitted Exceptions) related to the Land, Improvements, Personal Property, Leases or Licenses that will remain in existence after Closing, including, without limitation, contracts or agreements relating to construction, architectural services, parking, maintenance or other supplies or services, management, leasing or brokerage services, utility services, or any equipment leases, but expressly excluding the existing Property Management Agreement, the Exclusive Leasing Agreement and the Retail Leasing Agreement (as such terms are defined in Section 6.1.3), which will be terminated effective as of the time of Closing (collectively, the “Contracts”), a current list of which is attached hereto as Schedule 1.6.
1.7    Permits. Seller’s right, title and interest in all permits, licenses, certificates of occupancy, entitlements and governmental approvals which relate exclusively to the Land or Improvements, to the extent assignable (collectively, the “Permits”).
1.8    Intangibles. Seller’s right, title and interest, if any, in all names, trade names, street numbers, marks, other symbols and general intangibles, which relate exclusively to the Land or the Improvements, to the extent assignable, but excluding any of the same that reference “Beacon,” “Beacon Capital” or any other similar name (collectively, the “Intangibles”).
ARTICLE 2
PURCHASE PRICE AND DEPOSIT.
2.1    Purchase Price.
2.1.1    Purchase Price. The aggregate purchase price for the Property (“Purchase Price”) shall be ONE HUNDRED EIGHTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($186,500,000.00), of which ONE HUNDRED FORTY-THREE THOUSAND TWO HUNDRED SEVEN AND NO/100 DOLLARS ($143,207.00) shall be allocated to the sale of the Personal Property. The cash due at Closing from Purchaser on account of the Purchase Price shall be subject to adjustment as set forth in this Agreement. The Purchase Price shall be payable as follows:

2.1.2    Deposit. Within one (1) Business Day (as defined in Section 14.11 below) following the Effective Date and as a condition precedent to this Agreement being effective, Purchaser shall deliver to Chicago Title Company (the “Escrow Agent”), by federal funds wire transfer, a cash deposit in immediately available funds in the amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (the “Initial Deposit” and together with the Additional Deposit (as defined below) and the Extension Deposit (as defined in Section 8.1 below), if any, and any interest accrued thereon, the “Deposit”). If Purchaser shall fail to deposit the Initial Deposit with Escrow Agent within the time period provided for above, Seller may at any time prior to Escrow Agent’s receipt of the Initial Deposit, terminate this Agreement by written notice to Purchaser and Escrow Agent as its sole and exclusive remedy, in which case this Agreement shall be null and void ab initio, and thereafter neither party shall have any further rights or obligations to the other hereunder, except for those which expressly survive the termination of this Agreement. No later than 5 p.m. Pacific time on the first Business Day after the expiration of the Study Period (as defined in Section 4.1 below), provided that Purchaser has not exercised its right under Section 4.1.3 below to terminate this Agreement and receive the return of the Initial Deposit, Purchaser shall post an additional cash deposit with Escrow Agent in immediately available good funds, by federal funds wire transfer, in an amount equal to EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (the “Additional Deposit”). Prior to Purchaser’s making the Initial Deposit, Seller, Purchaser and Escrow Agent shall enter into an escrow agreement in the form of Exhibit B attached hereto (the “Escrow Agreement”). Escrow Agent shall hold the Deposit in accordance with this Agreement and the Escrow Agreement and shall disburse the Deposit to Seller at Closing. After the expiration of the Study Period, the Deposit shall be nonrefundable except as otherwise specifically provided in this Agreement.
2.1.3    Balance of the Purchase Price. The balance of the Purchase Price due from Purchaser at Closing (after crediting the Deposit and after application of prorations and adjustments provided for in this Agreement) shall be paid by Purchaser to Escrow Agent by federal funds wire transfer in immediately available funds no later than 11:00 a.m. Pacific time on the Closing Date (as defined in Section 8.1 below) and disbursed to Seller at Closing in accordance with Section 8.3.2 hereof.

ARTICLE 3
TITLE AND SURVEY.
3.1    State of Title to be Conveyed. Title to the Premises shall be conveyed to Purchaser free from all liens, encumbrances, encroachments and other exceptions to title except (i) those shown on the PTR or the Survey (as such terms are defined in Section 3.2 below) and not required to be cured by Seller in accordance with this Article 3 and which are not subject to Title Objections pursuant to Section 3.2 below, (ii) the Leases and Licenses existing as of the Effective Date and entered into after the Effective Date in accordance with Section 6.1.1 hereof, (iii) matters caused by Purchaser or the activities of Purchaser or its agents, employees, consultants, contractors and representatives on the Property, (iv) real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Property, including, without limitation, any so-called payments in lieu of taxes, in each case which are a lien but not yet due and payable, subject to proration in accordance with Section 8.5.4 below, and (v) applicable zoning and building ordinances and land use regulations and any and all other present and future laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property (provided, that this Section 3.1(v) shall not prohibit Purchaser from objecting pursuant to Section 3.2 below to any exceptions listed in the PTR (whether or not such exceptions relate to zoning)) (collectively, the “Permitted Exceptions”).
3.2    Title Commitment and Survey. Seller has provided to Purchaser a preliminary title report dated October 29, 2013 (the “PTR”) for an ALTA extended coverage Owner’s Policy of Title Insurance from Chicago Title Company (the “Title Company”), covering the Land, together with copies of all instruments reflected as exceptions set forth therein, as well as a copy of Seller’s existing ALTA survey of the Land prepared by Bush, Roed & Hitchings, Inc. and dated October 16, 2013 (the “Existing Survey”). During the Study Period, Purchaser may obtain an update of the PTR or the Existing Survey or may obtain Purchaser’s own current ALTA Survey of the Property (the “Updated Survey”; either of the Existing Survey or the Updated Survey is referred to herein as the “Survey”). Purchaser shall notify Seller no later than 7:00 p.m. Eastern Time on Monday, December 16, 2013 (the “Title Objection Date”) in writing of any title exceptions, exclusions from coverage or other matters identified in the PTR, the Survey, or any updates thereto which Purchaser disapproves, other than any of the Permitted Exceptions described in clauses (ii), (iii), (iv) and (v) of Section 3.1 above (collectively, the “Required Permitted Exceptions”) (to which Purchaser shall have no right to object) (the “Title Objections”). With respect to any title or survey matters first arising after the Title Objection Date, and on or prior to the Closing which materially and adversely affect the operation, value, or legal compliance of the Property, other than any of the Required Permitted Exceptions (to which Purchaser shall have no right to object), Purchaser shall have until the earlier of (i) five (5) Business Days after Purchaser’s discovery of such matters or (ii) the Closing Date to notify Seller in writing of Purchaser’s objection thereto (and thereafter such matters shall be “Title Objections” for the purposes of this Section 3.2). In the event Purchaser shall not timely notify Seller of any objections to title and survey pursuant to this Section 3.2, then such matters shall thereafter be deemed to be Permitted Exceptions. In the event Purchaser shall timely notify Seller of any title and survey matters, Seller shall have the right, but not the obligation, to cure such Title Objection(s) in its sole and absolute discretion. Within three (3) Business Days after receipt of Purchaser’s notice of Title Objection(s), with the Closing Date automatically extended, if necessary, to allow for such response period, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such Title Objection(s) (which notice may be by electronic mail and shall be deemed given on the date sent whether during regular business hours or not). Failure of Seller to give such notice within said three (3) Business Day period shall be deemed an election by Seller not to cure such Title Objection(s). If Seller elects or is deemed to have elected not to cure any Title Objection(s) specified in Purchaser’s notice, Purchaser shall have the following options, to be given by written notice to the Seller within two (2) Business Days after Purchaser’s receipt of Seller’s notice electing not to cure such objection(s) (or, if Seller fails to deliver such notice, within two (2) Business Days after the day on which Seller was required to deliver such notice): (a) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any Title Objections which Seller has elected, or is deemed to have elected, not to cure (which such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (b) to terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate and the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those matters which expressly survive termination of this Agreement. Failure of Purchaser to give such notice within said two (2) Business Day period shall be deemed an election by Purchaser to so accept a conveyance of the Property. In addition, if Seller fails prior to the Closing Date to cure or satisfy any Title Objection(s) that Seller has elected, or is required hereunder, to cure or satisfy, then Purchaser may: (i) accept a conveyance of the Property subject to the Permitted Exceptions, specifically including such Title Objection(s) which Seller has failed to cure or satisfy (which such Title Objection(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (ii) terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate, the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those matters which expressly survive termination of this Agreement. Notwithstanding anything to the contrary herein, Seller, at its sole cost and expense, shall be obligated to cure, remove or insure around (but only mechanic’s and materialmen’s liens may be insured around and only if Seller is actually disputing such lien) by Closing all mortgages, deeds of trust, judgment liens, mechanic's and materialmen's liens, and other monetary liens and encumbrances against the Property arising by, through or under Seller (other than the liens for taxes and assessments which are not delinquent) which either secure indebtedness or can be removed by payment of a liquidated sum of money, whether or not Purchaser objects thereto as a Title Objection (the “Monetary Liens”), and no Monetary Liens shall be deemed Permitted Exceptions.

ARTICLE 4
PURCHASER’S DUE DILIGENCE.
4.1    Purchaser’s Due Diligence. During the period commencing on the Effective Date, and ending at 5:00 p.m. Pacific time on December 19, 2013 (the “Study Period”), Purchaser shall have the right to perform and conduct such examinations and investigations of the Property as Purchaser may desire, which may include, without limitation, examination of all structural and mechanical aspects thereof, review of the Property Information (as hereinafter defined), examination of the title to the Property, reviewing the Survey, a non-invasive phase 1 environmental assessment, and determining the compliance of the Property with all applicable laws, rules, codes and regulations. In connection with such examination, Seller shall make available (at reasonable times and places or by providing Purchaser access to an online database) for Purchaser’s review Seller’s books and records relating to the operation of the Property, including, without limitation, maintenance records, environmental reports, records of income, taxes and expenses, Leases, Licenses, tenant files, Contracts, records of repairs and capital improvements, in all cases as available, but expressly excluding all documents and materials of a privileged or proprietary nature, such as internal valuation analysis, projections, software, marketing materials, and materials constituting the work product of Seller or its agents and attorneys. Collectively, the items posted to the online database or otherwise made available to Purchaser shall be referred to herein as the “Property Information”). Notwithstanding anything herein to the contrary, nothing herein shall authorize Purchaser, nor shall Purchaser be permitted to conduct, any environmental sampling or subsurface or groundwater testing or air quality testing on or relating to the Property without Seller’s prior written consent in each instance, which consent may be withheld or denied for any or no reason.
4.1.1    Access. During the Study Period and continuing until the Closing Date, Seller shall, upon reasonable notice and at reasonable times, make the Property available to Purchaser and its agents, employees, consultants and representatives for such inspections and tests as Purchaser deems appropriate, at Purchaser’s sole cost and expense. Purchaser shall provide notice to Seller at least one (1) Business Day prior to any entry onto the Property by Purchaser or Purchaser’s agents, employees, consultants or representatives. Seller shall have the right to have a representative present during all or any of Purchaser’s inspections and tests. Purchaser will use reasonable efforts to minimize interference with Seller’s operations at the Property and the rights of tenants and licensees of the Property. Purchaser shall not alter or disturb the Property in any manner and Purchaser shall not permit any mechanics’ liens to be filed against all or any part of the Property. In the event Purchaser discovers any matter during the course of its investigations and tests which may be reportable under applicable law, Purchaser acknowledges and agrees that it shall not undertake any such reporting (unless required by law), but shall notify Seller immediately of any such discovery. Seller’s prior written consent shall be required prior to any interviews of any tenants or licensees of the Property by Purchaser or its agents, employees, consultants and representatives, and Seller shall have a right to have a representative present during all tenant or licensee interviews.
4.1.2    Indemnity. Purchaser hereby agrees to indemnify, defend, and hold harmless Seller, its partners, members, managers, affiliates, property manager, and their respective officers, directors, agents, employees, and representatives (collectively, the “Indemnified Parties”) from and against any and all liens, claims, or damages of any kind or nature, including without limitation any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys’ fees suffered, incurred, or sustained by any of the Indemnified Parties caused by the entry on the Property by Purchaser or its agents, employees, consultants or representatives or by Purchaser’s investigations of the Property (“Claims”) unless such Claims arise or are caused by Seller’s gross negligence or willful misconduct. Claims shall not include, however, existing conditions merely discovered by Purchaser. Purchaser will promptly repair all damage to the Property arising from Purchaser’s inspections or tests, including any damage that may have been caused by Purchaser or its agents, employees, consultants or representatives in the conduct of the review, and shall promptly restore the Property substantially to its condition before such inspections and tests. Notwithstanding anything set forth herein to the contrary, the indemnification and restoration obligations of Purchaser in this Section 4.1.2 shall survive Closing or the earlier termination, for any reason, of this Agreement. Purchaser shall provide to Seller prior to its or its agents’, employees’, consultants’ or representatives’ entry on the Property certificates of liability insurance insuring Purchaser and Seller in an amount not less than Two Million Dollars ($2,000,000.00).
4.1.3    Termination Rights. If for any reason whatsoever Purchaser determines that the Property or any aspect thereof is unsuitable for Purchaser’s acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller and Escrow Agent prior to the expiration of the Study Period, and if Purchaser gives such notice of termination prior to the expiration of the Study Period, this Agreement shall terminate and the

Deposit shall be returned to Purchaser, and thereafter neither party shall have any further rights or obligations hereunder (except for any obligations pursuant to the other provisions of this Agreement which survive a termination). If Purchaser fails to give Seller a written notice of termination prior to the expiration of the Study Period, Purchaser shall be deemed to have elected to proceed with the purchase of the Property pursuant to the terms hereof. Notwithstanding anything to the contrary on this Section 4.1, but subject to Section 3.2 hereof, Purchaser has completed its due diligence of the Property, except with review of the current zoning of the Property and its zoning compliance or lack thereof, and therefore, Purchaser agrees that Purchaser may only exercise the termination right in this Section 4.1.3 prior to the expiration of the Study Period if Purchaser determines that the current zoning of the Property is other than as provided in the report prepared by Zoning-Info (Site #11633) dated February 26, 2007 (the “2007 Zoning Report”) and Purchaser determines that such difference results in the Property being unsuitable for Purchaser’s acquisition, but for no other reason.
4.2    As Is, Where Is.
4.2.1    Express Representations. Except as provided in the express representations and warranties of Seller set forth in Sections 5.1 and 11.1 of this Agreement and except as may be expressly set forth in the documents executed and delivered by Seller at Closing, and subject to the limitations of time and money set forth in Sections 5.4 and 10.2 herein (collectively, the “Express Representations”), Seller does not, by the execution and delivery of this Agreement, and Seller shall not, by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation, covenant or warranty, express or implied, of any kind or nature whatsoever, with respect to the Property, and all such representations and warranties are hereby disclaimed.
4.2.2    Disclaimed Matters. Without limiting the generality of the foregoing, other than the Express Representations, Seller makes, and shall make, no express or implied warranty as to matters of zoning, acreage, building square footage, tax consequences or revenue or expense projections related to the Property, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, release, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation or investment potential, governmental approvals, governmental regulations or any other matter or attribute relating to or affecting the Property (collectively, the “Disclaimed Matters”).
4.2.3    No person acting on behalf of Seller is authorized to make, and by execution hereof, Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee, covenant or promise regarding the Property, any of the Disclaimed Matters, or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except for the Express Representations. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller other than the Express Representations will be valid or binding on Seller.

PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH MAY BE CONDUCTED THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES, IF ANY, FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INDOOR AND OUTDOOR ENVIRONMENT AIR QUALITY, WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDERS, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY FEDERAL, STATE, AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION, HEALTH AND SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDINANCES, ORDERS, REQUIREMENTS OR COMMON LAW, INCLUDING, WITHOUT LIMITATION, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, THE FEDERAL WATER POLLUTION CONTROL ACT, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT, AS AMENDED, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SAFE DRINKING WATER ACT, AS AMENDED, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, AS AMENDED, THE TOXIC SUBSTANCE CONTROL ACT, AS AMENDED, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING AND ANALOGOUS STATE STATUTES AND REGULATIONS; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS OR TOXIC MATERIALS, SUBSTANCES OR WASTE AT, ON, UNDER, OR ADJACENT TO THE PROPERTY (SUBSECTIONS IX AND X HEREIN COLLECTIVELY REFERRED TO AS, “ENVIRONMENTAL MATTERS”); (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE PROPERTY INFORMATION, THE COMMITMENT OR THE SURVEY; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING, (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII)

ANY OTHER MATTER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY WITH QUALIFIED PERSONNEL AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO PURCHASER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT PURCHASER SHALL NOT BE ENTITLED TO RELY ON ANY REPORTS OR OTHER PROPERTY INFORMATION SUPPLIED BY SELLER TO PURCHASER, AND EXCEPT AS SET FORTH IN THE EXPRESS REPRESENTATIONS PURCHASER AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT PURCHASER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH REPORTS OR OTHER PROPERTY INFORMATION, EXCEPT TO THE EXTENT ARISING OUT OF A BREACH BY SELLER OF A REPRESENTATION OR WARRANTY (SUBJECT TO THE LIMITATIONS OF TIME AND MONEY SET FORTH IN SECTIONS 5.4 AND 10.2 HEREIN) MADE IN THE EXPRESS REPRESENTATIONS OR A BREACH OF THIS AGREEMENT. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON TO THE EXTENT NOT EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS, PURCHASER IS RELYING SOLELY UPON PURCHASER’S OWN INVESTIGATION OF THE PROPERTY.

BY INITIALING BELOW, PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 4.2 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) PURCHASER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 4.2.
________/s/ Authorized Signatory _____________
PURCHASER’S INITIALS

4.2.4    Waiver. Without in any way limiting any provision of this Section 4.2, Purchaser specifically acknowledges and agrees that, except with respect to the Express Representations and the obligations of Seller set forth in Section 6.1 of this Agreement, Purchaser hereby waives, releases and discharges any claim it has, might have had, or may have against Seller with respect to (a) the Disclaimed Matters, (b) subject to Article 9 of this Agreement and Seller’s other express obligations in this Agreement, the condition of the Property as of the Closing Date, (c) the past, present or future physical, environmental, economic or legal condition or compliance of the Property with regard to any federal, state or local law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property, including without limitation those pertaining to Environmental Matters, or (d) subject to Seller’s express obligations in this Agreement, any other state of facts that exists with respect to the Property or any of the Property Information. Notwithstanding the foregoing, nothing in Section 4.2.3 or this Section 4.2.4 shall be deemed to be a waiver, release or agreement not to make a claim or bring an action for any violation by Seller of its Express Representations or any of the documents delivered at Closing, a breach of this Agreement, a breach of any of the documents delivered at Closing, or an act constituting fraud.
4.2.5    Waiver of Right to Receive Seller Disclosure Statement and Waiver of Right to Rescind. Seller may be required by RCW 64.06 to provide Purchaser with a completed commercial real estate statutory seller disclosure statement (the “Seller Disclosure Statement”). Purchaser and Seller agree that to the extent permissible, Purchaser intends to waive any and all rights Purchaser may have with respect to both the right to receive a Seller Disclosure Statement and the right to rescind this Agreement based on such Seller Disclosure Statement.
Notwithstanding such understanding, Purchaser and Seller wish to comply with RCW 64.06, which provides that Purchaser may waive its right to receive the Seller Disclosure Statement; provided, however, if the answer to any of the questions in the section of the Seller Disclosure Statement entitled “Environmental” would be “yes,” Purchaser may not waive the receipt of the “Environmental” section of the Seller Disclosure Statement. By executing this Agreement, Purchaser acknowledges that (i) Purchaser has received, approved and accepted the “Environmental” section of the Seller Disclosure Statement, a copy of which is attached to this Agreement as Schedule 4.2.5 and (ii) Purchaser waives its right to receive any of the other sections of the Seller Disclosure Statement.
Purchaser further agrees that any information discovered by Purchaser concerning the Property shall not obligate Seller to prepare and deliver to Purchaser a revised or updated Seller Disclosure Statement. Purchaser hereby waives any right to receive any updated or revised Seller Disclosure Statement, regardless of the source of any new information. Purchaser further warrants that it is a sophisticated purchaser who is familiar with the ownership and development of real estate projects similar to the Property and Purchaser has or will have adequate opportunity to complete such independent inspections of the Property it deems necessary, and will acquire the Property solely on the basis of and in reliance upon such examinations and not on any information provided in any Seller Disclosure Statement or otherwise provided or to be provided by Seller (other than as expressly provided in this Agreement).

PURCHASER HEREBY WAIVES, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, THE RIGHT TO RESCIND THIS AGREEMENT PURSUANT TO ANY PROVISION OF RCW 64.06. IT IS THE INTENT OF PURCHASER AND SELLER, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, THAT ANY SELLER DISCLOSURE STATEMENT PROVIDED BY SELLER WILL NOT BE RELIED UPON BY PURCHASER, AND SHALL GIVE PURCHASER NO RIGHTS WITH RESPECT TO SELLER OR UNDER THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO RESCIND APPLIES TO THE SELLER DISCLOSURE STATEMENT PROVIDED ON OR BEFORE THE EFFECTIVE DATE OF THIS AGREEMENT AND APPLIES PROSPECTIVELY TO ANY UPDATED OR REVISED SELLER DISCLOSURE STATEMENTS THAT MAY BE PROVIDED BY SELLER TO PURCHASER.
________/s/ Authorized Signatory ____________
PURCHASER'S INITIALS

4.2.6    Survival. The provisions of this Section 4.2 shall survive the final Closing and any termination of this Agreement and shall not be merged into the closing documents.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES.
5.1    Seller’s Representations and Warranties. As a material inducement for Purchaser to enter into this Agreement, Seller represents to Purchaser, as of the Effective Date, as follows:
5.1.1    Organization. Seller is duly formed and validly existing under the laws of the jurisdiction of its organization and is qualified to transact business in the jurisdiction where the Property is located.
5.1.2    Authority/Consent. Seller possesses all requisite power and authority, and has taken all actions required by its organizational documents and applicable law, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated by this Agreement.
5.1.3    Litigation. Except as may be disclosed on Schedule 5.1.3 attached hereto, and except for any claims (such as slip and fall and similar claims) and resulting litigation that are covered by Seller’s insurance, to Seller’s knowledge, no action, suit or other proceeding (including, but not limited to, any condemnation action) is pending or has been threatened in writing that concerns or involves the Property which would, if determined adversely to Seller, materially and adversely affect the use or value of the Property or affect Seller’s ability to fulfill its obligations under this Agreement.
5.1.4    Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s knowledge, has been threatened in writing, against Seller.
5.1.5    Contracts. To Seller’s knowledge, except for the Contracts referenced on Schedule 1.6, the Permitted Exceptions and the Leases, and subject to Section 6.1.3 below, there are no material contracts or agreements with respect to the Property to which Seller is a party or by which it is bound relating to construction, architectural services, parking, maintenance or other supplies or services, management, leasing or brokerage services, or any equipment leases that are currently in effect and will be in effect after Closing.
5.1.6    Employees. Seller has no employees.
5.1.7    Leases.
(i)    To Seller’s knowledge, except for the Leases and Licenses, and all amendments thereto, referenced on Schedule 1.4, and leases, licenses, or other occupancy agreements which may be entered into by Seller pursuant to Section

6.1.1 hereof, there are no leases, rental agreements, license agreements or other occupancy agreements to which Seller is a party currently in effect which will affect the Property after Closing.
(ii)    To Seller’s knowledge, each Lease and each License is in full force and effect.
(iii)    To Seller’s knowledge, Seller has provided or will provide Purchaser with complete copies of all Leases and Licenses, including all amendments thereto in Seller’s possession.
(v)    To Seller’s knowledge, (a) except as may be described in Schedule 8.5.8(i) attached hereto, all tenant improvement allowances currently due and payable by Seller as landlord or licensor under or in connection with the current terms of the Leases and Licenses have been paid in full, and (b) except as may be described in Schedule 8.5.8(ii) attached hereto, there are no outstanding brokerage or leasing commissions currently due and payable by Seller.
(vi)    To Seller’s knowledge, attached hereto as Schedule 1.5 is a true and complete list of security deposits currently held by Seller, as landlord or licensor, under the Leases and Licenses.
5.1.8    Violations of Law. Except as set forth on Schedule 5.1.8 or as may be included in the Property Information, Seller has not received written notice from any governmental authority of any material violation of any federal, state, county or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) which violation remains unresolved and which violation would materially and adversely affect the Property or the operation thereof.
5.1.9    Environmental Reports. To Seller’s knowledge, complete copies of all final environmental/hazardous waste studies and reports relating to the Property which are in Seller’s possession (collectively, the “Environmental Reports”) have been furnished or will be furnished to Purchaser.
5.1.10    Foreign Person. Seller is not a “foreign person,” “foreign trust” or “foreign corporation” (as those terms are defined in the Internal Revenue Code of 1986, as amended, and related Income Tax Regulations).
5.1.11    No Conflicts. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Seller or the Property is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Seller is a party or by which Seller or the Property is bound.
5.1.12    OFAC. Neither Seller nor, to Seller’s knowledge, any of its equity owners, nor to Seller’s knowledge any of their respective employees, officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (“OFAC”), (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.
5.2    Purchaser’s Representations and Warranties. As a material inducement for Seller to enter into this Agreement, Purchaser represents to Seller, as of the Effective Date, as follows:
5.2.1    Organization. Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and, as of the Closing Date, will be qualified to transact business in the jurisdiction where the Property is located.
5.2.2    Authority/Consent. Purchaser possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated in this Agreement.
5.2.3    OFAC. Neither Purchaser, nor to Purchaser’s actual knowledge, any of its equity owners, any of their respective officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.
5.2.4    No Conflicts. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Purchaser is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound.
5.2.5    Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Purchaser’s knowledge, has been threatened in writing, against Purchaser.
5.3    Knowledge. For purposes of this Agreement, the phrase “to Seller’s knowledge” means the present, actual knowledge, without independent investigation or inquiry, of Andy Wattula who is the asset manager for the Property and is a vice president of Seller. There shall be no personal liability on the part of Andy Wattula arising out of any representations or warranties made herein or otherwise. To the extent a Tenant Estoppel (defined in Section 6.5 below) is provided to Purchaser which sets forth information with respect to any item as to which Seller has made a representation or warranty, then Seller’s representations and warranties with respect to such information will thereafter be null and void and of no further force and effect and Purchaser shall rely exclusively on the information in such Tenant Estoppel.
5.4    Survival. All of the representations and warranties set forth in this Article 5 shall survive the Closing for a period of six (6) months (“Survival Period”), subject to the provisions of Article 10 of this Agreement. Purchaser shall provide Seller with written notice (a “Notice of Breach”) of any alleged breach or failure of any representation or warranty made by Seller and specifying the nature thereof within ten (10) Business Days after Purchaser’s discovery of such alleged breach or failure. Purchaser shall commence any action, suit, or proceeding with respect to any breach or failure that is the subject of the Notice of Breach, if at all, on or before the date that is thirty (30) days after the expiration of the Survival Period (the “Suit Deadline”). Seller acknowledges and agrees that the resolution of such action, suit, or proceeding may not occur until after the expiration of the Survival Period and the Survival Period shall be deemed to be tolled with respect to (and only with respect to) any alleged breach or failure of a representation or warranty of which Seller receives a Notice of Breach before the expiration of the Survival Period, provided Purchaser files an action, suit or proceeding with respect thereto prior to the Suit Deadline. Notwithstanding the foregoing to the contrary, Seller shall have no liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if, and to the extent that, such inaccuracy is disclosed to Purchaser or otherwise included in the Property Information or known to Purchaser at the time of the Closing, and Purchaser elects, nevertheless, to consummate the transaction contemplated hereby.
ARTICLE 6
COVENANTS OF SELLER PRIOR TO CLOSING.
6.1    Operation of Property. From the Effective Date until the Closing, Seller shall operate the Property in accordance with the terms of this Section 6.1.
6.1.1    From the Effective Date until the Closing, Seller shall continue to operate, maintain and repair the Property in the ordinary course of business and to the standard that Seller has operated the Property to date, but shall not take any of the following actions after the expiration of the Study Period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned and which consent shall be deemed granted in the event that Purchaser fails to respond to a written request for its consent within three (3) Business Days: (a) make or permit to be made any material alterations to or upon the Property (provided, however, Purchaser’s consent shall not be required for repairs or other work of an emergency nature, as required by law, or under any Lease or License, provided that Seller shall notify Purchaser of such work as soon as practicable), (b) enter into any contracts for the provision of services and/or supplies to the Property which are not terminable without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, or amend or modify any of the Contracts in any material respect, unless such Contract, as amended, may be terminated without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, (c) enter into any leases, licenses, or other occupancy agreements with respect to the Property or any part thereof, or extend (except pursuant to a provision of an existing Lease or License), terminate or cancel (except in the event of a tenant default), or otherwise amend (except pursuant to a provision of an existing Lease or License) any of the Leases or Licenses, (d) remove or permit the removal from the Property of any fixtures, mechanical equipment, or any other item included in the Property except when replaced with items of equal or greater quality and value by Seller prior to Closing, and except for the use and consumption at the Property of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in each case in the ordinary course of business, (e) subject to Section 6.6 below, settle, compromise, withdraw or terminate any real estate tax appeal or proceeding affecting the Property, or (f) grant any easements or title encumbrances that will affect the Property after the Closing Date. Notwithstanding the foregoing, Seller shall provide Purchaser with written notice of Seller’s taking any of such actions in clauses (a) through (f) at least one (1) Business Day prior to the expiration of the Study Period.
6.1.2    Notwithstanding the foregoing, Seller shall have no obligation to Purchaser to make or perform any capital repairs or replacements unless required to do so to meet its obligations as landlord under the Leases or by applicable law.
6.1.3    Not later than the expiration of the Study Period, Purchaser may deliver a written notice to Seller setting forth which, if any, of the Contracts Purchaser has elected to have Seller terminate. Seller will deliver notices of termination at Closing terminating those Contracts that Seller is timely notified hereunder to terminate by Purchaser, provided that (i) such Contracts are terminable in accordance with their terms and (ii) Purchaser shall be responsible for, and shall indemnify Seller for any termination penalties or fees arising from such termination. At Closing, Seller shall assign to Purchaser, to the extent assignable, and Purchaser shall assume, the Contracts pursuant to the Assignment and Assumption Agreement (as defined in Section 8.2.1.4). Notwithstanding anything contained herein to the contrary, Seller agrees to cause the existing property management agreements between Seller and BCSP V Property Management LLC and BCSP V Property Management LLC and CBRE, Inc. (collectively, the “Property Management Agreement”), the existing Leasing Services Agreement between Seller and CBRE, Inc. (“CBRE”) (the “Exclusive Leasing Agreement”) and the Retail Leasing Services Agreement between Seller and Wallace Properties, Inc. (“Wallace”) (the “Retail Leasing Agreement”) to be terminated effective as of the Closing Date. Notwithstanding the termination of the Exclusive Leasing Agreement, if Purchaser enters into a Lease at the Property with a prospective tenant listed on Exhibit K attached hereto and pursuant to and in accordance Section 7 of the Exclusive Leasing Agreement a brokerage commission is due under the Exclusive Leasing Agreement as a result of such Lease, Purchaser shall pay any such commission(s), and shall indemnify Seller from any claims resulting from Purchaser’s failure to pay such commissions. Notwithstanding the foregoing, nothing in this Section 6.1.3 shall limit Purchaser’s ability to negotiate an alternative payment arrangement with CBRE with respect to such Lease or tenant prospects.
6.2    Notices. Promptly after receipt, Seller shall provide Purchaser with true and complete copies of any written notices that Seller receives after the Effective Date from any governmental authority with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property or any portion thereof; or (iii) any material violation of any environmental law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property. In addition, Seller shall deliver or cause to be delivered to Purchaser, promptly upon the giving or receipt thereof by Seller, true and complete copies of any written notices of default given or received by Seller after the Effective Date under any of the Leases or Licenses.
6.3    Litigation. Seller will advise Purchaser promptly of any litigation, arbitration proceeding or administrative hearing which is instituted after the Effective Date and which concerns or affects Seller or the Property, other than any such matters (such as slip and fall and similar claims) that are covered by Seller’s insurance, except for the standard deductible.
6.4    Insurance. Prior to Closing, Seller will maintain Seller’s existing insurance coverage or substantially similar replacement coverage with respect to the Property.
6.5    Tenant Estoppels. Seller shall request from each of the tenants under a Lease an estoppel certificate in substantially the form of Exhibit C-1 attached hereto, provided, however, if such tenant’s Lease attaches or prescribes a form of, or content of, an estoppel certificate, such tenant may deliver an estoppel certificate conforming to such tenant’s Lease (collectively, the “Tenant Estoppels”).
6.6    Tax Reduction Proceedings. Seller may file and/or prosecute an application for the reduction of the assessed valuation of the Property or any portion thereof for real estate taxes or a refund of real estate taxes previously paid (a “Tax Certiorari Proceeding”) to King County, Washington, the state of Washington (through the State Board of Tax Appeals or otherwise) and/or a court of competent jurisdiction for any fiscal year and shall the right withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against the Property. The amount of any tax refunds (net of reasonable attorneys' fees and other reasonable costs of obtaining such tax refunds) with respect to any portion of the Property for the tax year in which the Apportionment Time (as defined in Section 8.5.3 below) occurs shall be apportioned between Seller and Purchaser as of the Apportionment Time with a prior allocation of the portion thereof which must be returned to tenants or licensees pursuant to the terms of the Leases or Licenses; Seller hereby agreeing to be responsible for the return of such refund to such tenants or licensees for the period up to and including the Apportionment Time and Purchaser having such obligation for the return of such refunds attributable to the period from and after the Closing Date. If, in lieu of a tax refund, a tax credit is received with respect to any portion of the Property for the tax year in which the Apportionment Time occurs, then with a prior allocation of the portion thereof which must be returned to tenants or licensees pursuant to the terms of their Leases or Licenses in the same manner as set forth above, (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys' fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any fiscal period prior to the fiscal year in which the Closing shall occur shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within five (5) days following receipt thereof. The provisions of this Section 6.6 shall survive the Closing.

ARTICLE 7
CONDITIONS PRECEDENT TO CLOSING.
7.1    Conditions Precedent to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Property is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Purchaser in Purchaser’s sole and absolute subjective discretion:
7.1.1    Title. A final examination of the title to the Land by the Title Company shall disclose no title exceptions except for the Permitted Exceptions and other matters approved or deemed approved by Purchaser in accordance with this Agreement. Notwithstanding anything to the contrary herein, if Purchaser delivers to Seller a form of title commitment acceptable to Purchaser prior to the expiration of the Study Period that does not set forth any requirements inconsistent with the terms of this Agreement, then, the form of Title Policy that shall be delivered to Purchaser at Closing shall be the form of title policy provided for in such title commitment delivered to Seller, together with all endorsements, if any, attached thereto.
7.1.2    Tenant Estoppels. Seller shall have obtained and delivered to Purchaser, at least one (1) Business Day before the Closing Date, executed Tenant Estoppels from (i) the Major Tenants (as hereafter defined), (ii) at least two (2) of the Other Major Tenants, and (iii) tenants which, when combined with the Major Tenants and the Other Major Tenants, comprise at least seventy percent (70%) of the occupied rentable area of the Buildings, with such Tenant Estoppels not indicating any material defaults under the applicable Lease or any material inconsistencies with respect to the facts or information set forth in the applicable Lease, except to the extent the same have been disclosed by any of the Seller’s representations and warranties under this Agreement (the “Required Estoppel Percentage”). As used herein, the term “Major Tenants” shall refer to Blucora, US Bank National, Visa USA and Flagstar Bank. As used herein, the term “Other Major Tenants” shall refer to Premier Office Centers, Construx Software, Penn Mutual, URS and Union Bank.
7.1.3    Delivery of Closing Documents. Seller shall have delivered each of the Closing Documents required to be delivered under Section 8.2.1 of this Agreement.
7.1.4    Covenants, Representations and Warranties. Seller shall have performed and observed in all material respects, all covenants of Seller under this Agreement. Seller shall not be in material breach of any of covenants, representations and warranties it has made in this Agreement. In addition, there shall not exist any facts or circumstances that would make any of the Seller’s Express Representations untrue in any material adverse respect as of the Closing Date. Notwithstanding the foregoing, if a change in circumstances occurs after the Effective Date which is not otherwise a breach or default by Seller under the terms of this Agreement and such change of circumstances requires a representation and warranty made by the Seller to be modified in order for such representation and warranty to be accurate as of Closing, then Seller shall provide written notice of such change (if such change is actually known to Seller), the representation and warranty shall be deemed remade as so modified, and Seller shall not be in breach of or in default under this Agreement by virtue of such change in circumstances or modification, and Purchaser shall have the right to terminate this Agreement and receive a refund of the Deposit within five (5) Business Days of Purchaser’s receipt of written notice of change in representation or warranty from Seller, if such modification is material and adverse as reasonably determined by Purchaser; provided, however, that in no event shall Purchaser be permitted to so terminate this Agreement if: (i) Purchaser had actual knowledge of the change in circumstances prior to the expiration of the Study Period, (ii) the change in circumstances is expressly permitted by the terms of this Agreement; (iii) the change in circumstance is due to the natural expiration of a Lease or License by its terms; (iv) the change in circumstance is caused by the act of Purchaser or its agents; (v) with respect to a change in circumstance that requires a modification to the representation set forth in Section 5.1.3 (Litigation), the action , suit or other proceeding is covered by Seller’s insurance (other than standard deductibles), or, if not covered by Seller’s insurance and if the adverse affect of such proceeding if determined adversely to Seller, would reasonably be expected to be less than $2,000,000.00 and Seller has agreed in writing to indemnify, defend and hold harmless Purchaser, its officers, directors, agents, employees, affiliates and representatives from and against any and all loss, cost, damage, claim, expense, liability, interest, penalties, and reasonable attorney’s fees caused by, arising out of or relating to such action, suit or proceeding (and Seller has caused a direct or indirect beneficial owner of Seller with a tangible net worth appropriate to satisfy such obligations, as reasonably determined by Purchaser, to guaranty such agreement of Seller to indemnify, defend and hold harmless Purchaser); (vi) with respect to a change in circumstance that requires a modification to the representations set forth in Section 5.1.7 (Leases), the modification was not caused by a breach or default of Seller under this Agreement (provided, however, that Purchaser may terminate this Agreement if there is a material and adverse change to a representation of Seller in Section 5.1.7 made to knowledge, if the factual matter that is the subject to the representation on the Effective Date is false notwithstanding any lack of Seller knowledge), (vii) with respect to a change in circumstance that requires a modification to the representation set forth in Section 5.1.8 (Violations of Law), the written notice from governmental authority relates to a circumstance existing as of the expiration of the Study Period.
7.2    Conditions Precedent to Seller’s Obligation to Close. Seller’s obligation to sell the Property is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by Seller, in Seller’s sole and absolute subjective discretion:
7.2.1    Covenants. Purchaser shall have performed and observed, in all material respects, all covenants of Purchaser under this Agreement.
7.2.2    Representations and Warranties. All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date
7.2.3    Delivery of Closing Documents and Payment of Purchase Price. Purchaser shall have delivered each of the Closing Documents required to be delivered under Section 8.3.1 of this Agreement and shall have paid into escrow the balance due of the Purchase Price.
7.3    Failure of a Condition.

7.3.1    General. If any condition precedent to Purchaser’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.1 or Section 14.16.7 of this Agreement, has not been satisfied on or before the Closing Date, then Purchaser shall give notice to Seller of the condition or conditions that Purchaser asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice (with the Closing Date automatically being extended to accommodate such ten (10) Business Day period), then Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be returned to Purchaser. Notwithstanding anything contained herein to the contrary, if any of the conditions precedent to Purchaser’s obligation to close, as set forth in Section 7.1 of this Agreement, are not satisfied within the ten (10) Business Day period specified above and the same are reasonably susceptible of being cured, Seller shall have the right to extend such period in which to satisfy the unsatisfied condition for a period of up to thirty (30) additional days, by giving written notice thereof to the Purchaser and Escrow Agent within the initial ten (10) Business Day period referenced above. Purchaser shall have the right to waive the unsatisfied condition or conditions by written notice to Seller and Escrow Agent given within five (5) Business Days after expiration of the applicable satisfaction period without satisfaction having occurred, in which event the Closing Date shall be the date that is five (5) Business Days after Seller’s receipt of Purchaser’s waiver notice. If the Closing Date is extended pursuant to this paragraph, then the Closing Date shall be the date that is the earlier to occur of five (5) Business Days after (a) the date that the unsatisfied condition has been satisfied (but no later than the applicable cure period(s) described above), or (b) Seller’s receipt of Purchaser’s waiver notice. It is understood and agreed that the failure of any condition set forth in Section 7.1 hereof that is not reasonably susceptible of being cured within the time allotted shall not constitute a default, breach of a covenant, or other failure to perform by Seller hereunder unless such failed condition was caused by Seller’s willful and intentional actions in violation of its covenants set forth in Section 6.1.1hereof.
If any condition precedent to Seller’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.2 of this Agreement, has not been satisfied on or before the Closing Date, then Seller shall give notice to Purchaser of the condition or conditions that Seller asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice (with the Closing Date automatically being extended to accommodate such ten (10) Business Day period), then Seller may terminate this Agreement by written notice to Purchaser and Escrow Agent, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be returned to Purchaser (unless the applicable conditions are not satisfied due to a default by Purchaser under this Agreement, in which case the Deposit shall be paid to Seller). Seller shall have the right to waive the unsatisfied condition or conditions by written notice to Purchaser and Escrow Agent given within five (5) Business Days after expiration of the applicable satisfaction period without satisfaction having occurred. If the Closing Date is extended pursuant to this paragraph, then the Closing Date shall be the date that is the earlier to occur of five (5) Business Days after (a) the date that the unsatisfied condition has been satisfied (but no later than the applicable cure period(s) described above), or (b) Purchaser’s receipt of Seller’s waiver notice. Notwithstanding the foregoing or anything set forth herein to the contrary, in no event shall the

Closing Date be extended with respect to Purchaser’s failure to fund into escrow the balance of the Purchase Price due at Closing as required under this Agreement, unless expressly agreed by Seller in writing in Seller’s sole and absolute discretion.
7.3.2    Waiver. If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions subject to the provisions of Sections 5.4 and 10.2 hereof.
ARTICLE 8
CLOSING.
8.1    Closing Date. The consummation of the transactions contemplated hereby (the “Closing”) shall be conducted by delivery of documents and funds in escrow to Escrow Agent on January 14, 2013 (the “Designated Closing Date, as such date may be extended in accordance with this Agreement, the “Closing Date”); TIME BEING STRICTLY OF THE ESSENCE. Purchaser and Seller agree to finalize and execute all documents necessary for the consummation of the transaction contemplated herein, including, but not limited to, the Settlement Statement (as defined in Section 8.2.1.7), and to deliver all such documents to the Escrow Agent in escrow not later than 5:00 p.m. (Pacific time) on the Business Day immediately preceding the Closing Date to ensure the orderly and timely close of escrow and disbursement of all funds necessary for Closing by not later than 11:00 a.m. (Pacific time) on the Closing Date. Notwithstanding anything herein to the contrary, if, despite reasonable efforts, Purchaser is unable to finalize its acquisition financing on or before 5:00 p.m. (Pacific time) on January 10, 2014 (the “Extension Deadline”), Purchaser shall have the right, to be exercised by written notice thereof to Seller on or before the Extension Deadline, to extend the Closing Date to a date set forth in said written notice which is not later than fifteen (15) days after the Designated Closing Date; provided, however, that, on or before the Extension Deadline, Purchaser deposits with the Escrow Agent an additional deposit in the amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the “Extension Deposit”). The Extension Deposit shall be applicable toward the Purchase Price at Closing but shall be non-refundable to Purchaser except in the event of a Seller default under this Agreement, a failure of a condition precedent to Purchaser’s obligation to close or as otherwise expressly set forth herein.
8.2    Seller’s Obligations at the Closing. At the Closing, Seller will do, or cause to be done, the following:
8.2.1    Closing Documents. Seller shall execute, acknowledge (if necessary) and deliver originals of the following documents:
8.2.1.1    Special Warranty Deed substantially in the form of Exhibit D hereto (the “Deed”);
8.2.1.2    Bill of Sale, substantially in the form of Exhibit E hereto;
8.2.1.3    Assignment and Assumption Agreement with respect to the Leases and Licenses, substantially in the form of Exhibit F-1 hereto;

8.2.1.4    Assignment and Assumption Agreement with respect to the Contracts, Permits and Intangibles, substantially in the form of Exhibit F-2 hereto (the “Assignment and Assumption Agreement”);
8.2.1.5    Certificate of Non-Foreign Status, substantially in the form of Exhibit G hereto;
8.2.1.6    Letters to each tenant under the Leases and each licensee under the Licenses, substantially in the form of Exhibit H hereto, notifying tenants and licensees of the conveyance of the Property to Purchaser and advising them that, following the Closing Date, all future payments of rent are to be made to Purchaser or at Purchaser’s direction;
8.2.1.7    Settlement statement prepared by Escrow Agent showing all of the payments, adjustments and prorations provided for in Section 8.5 of this Agreement or otherwise agreed upon by Seller and Purchaser (the “Settlement Statement”);
8.2.1.8    Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property (including a Real Estate Excise Tax Affidavit);
8.2.1.9    Subject to Section 7.1.4 of this Agreement, a certificate signed by Seller stating that each of Seller’s representations and warranties contained in Section 5.1 of this Agreement is true and correct in all material respects as of the Closing Date, provided, however, that, subject to Section 7.1.4 above, if any of the representations and warranties have changed since the Effective Date, then Seller shall revise the representations and warranties to conform to the changed circumstances and shall set forth such changed representations and warranties in such certificate;
8.2.1.10    An Owner’s Affidavit substantially in the form of Exhibit I attached hereto (the “Owner’s Affidavit”). Seller shall also deliver to the Title Company and Purchaser such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the Deed and the other documents required to be executed by Seller on behalf of Seller;
8.2.1.11    Evidence of the termination of the Property Management Agreement, the Exclusive Leasing Agreement and the Retail Leasing Agreement effective as of the Closing Date and copies of notices of termination of such other Contracts as are to be terminated in accordance with Section 6.1.3;
8.2.1.12    Such transfer documentation as may be necessary to transfer all tenant security deposits held by Seller under the Leases or Licenses in the form of a letter of credit (“Letters of Credit”) or any other non-cash form; and
8.2.2    Original Property Information Documents. Seller will deliver to Purchaser, or make available to Purchaser at the Property, originals within Seller’s possession of all Leases, Licenses, Contracts and Permits.

8.2.3    Keys. Seller will deliver to Purchaser, or make available to Purchaser at the Property, all keys to the Improvements in the possession or subject to the control of Seller, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any.
8.2.4    Costs. Seller will pay all costs allocated to Seller pursuant to Section 8.5.1 of this Agreement.
8.3    Purchaser’s Obligations at the Closing. At the Closing, Purchaser will do, or cause to be done, the following:
8.3.1    Closing Documents. Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:
8.3.1.1    Bill of Sale in the form of Exhibit E hereto;
8.3.1.2    Assignment and Assumption Agreement with respect to the Leases and Licenses in the form of Exhibit F-1 hereto;
8.3.1.3    Assignment and Assumption Agreement;
8.3.1.4    Settlement Statement;
8.3.1.5    Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property (including a Real Estate Excise Tax Affidavit);
8.3.1.6    Such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the documents required to be executed by Purchaser on behalf of Purchaser; and
8.3.1.7    A certificate signed by Purchaser stating that each of Purchaser’s representations and warranties contained in Section 5.2 of this Agreement is true and correct in all material respects, provided, however, that if any of the representations and warranties have changed since the Effective Date, then Purchaser shall revise the representations and warranties to conform to the changed circumstances and shall set forth such changed representations and warranties in such certificate.
8.3.2    Payment of Consideration. Purchaser shall fund to Escrow Agent a sum equal to the remaining portion of the Purchase Price owed by Purchaser in accordance with Section 2.1.3 of this Agreement. As part of the Closing under this Agreement, in accordance with this Agreement and the Escrow Agreement, Escrow Agent shall disburse, via federal funds wire transfer of immediately available funds, to an account designated by Seller in a written notice to Escrow Agent delivered on or prior to the Closing Date, with such notice to contain all information necessary for Escrow Agent to effectuate such transfer, the amount due to Seller as shown on the Settlement Statement.

8.3.3    Costs. Purchaser will pay all costs allocated to Purchaser pursuant to Section 8.5.1 of this Agreement.
8.4    Escrow. The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with Escrow Agent and in accordance with this Agreement and the Escrow Agreement.
8.5    Costs and Adjustments at Closing. Seller shall prepare and submit to Purchaser for Purchaser’s review, at least five (5) Business Days prior to the Closing Date, a draft proration statement setting forth the prorations and adjustments contemplated by this Agreement. At least three (3) Business Days prior to the Closing Date, Seller and Purchaser shall submit the same to the Escrow Agent and the Escrow Agent shall prepare the Settlement Statement and submit the same to Seller and Purchaser for their approval at least two (2) Business Days prior to the Closing Date.
8.5.1    Transaction Expenses. Any closing or escrow fees of Escrow Agent shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Seller shall pay (i) all costs and fees for Seller’s representatives and consultants (except as set forth in this Section 8.5.1 below), (ii) all fees and costs associated with delivering title to the Property in the condition required by Article 3 of this Agreement; (iii) all excise and transfer taxes associated with the transfer of the Land and Improvements to Purchaser, (iv) all costs and fees for title examination, title insurance and related Title Company charges associated with the issuance of the PTR and the payment of the premium for the CLTA portion of the Title Policy; and (v) the costs relating to the Existing Survey. Purchaser shall pay (or reimburse Seller for) (i) any endorsements to the Title Policy or any extended coverage and, if applicable, the issuance of the Purchaser’s lender’s title insurance policy and any updates or endorsement thereto required by Purchaser’s lender, (ii) all costs associated with the Updated Survey or any updates thereto, (iii) all costs associated with Purchaser’s due diligence studies and investigations of the Property, (iv) if applicable, all costs associated with Purchaser’s financing of its purchase of the Property, including, without limitation, all recording fees and taxes, and (v) all sales and use taxes associated with the transfer of the Personal Property to Purchaser. Subject to Section 14.13 below, Seller and Purchaser shall each pay its respective attorneys’ fees.
8.5.2    Security Deposits. Seller shall pay to Purchaser, as a credit against the Purchase Price, the amount of any cash security deposits actually received by Seller pursuant to the Leases and Licenses and not yet refunded to tenants or licensees or applied pursuant to the Leases and Licenses. With respect to any security deposits that are held in the form of Letters of Credit or any form other than cash, Seller shall deliver to Purchaser at the Closing the original Letters of Credit or other applicable documents together with such original transfer and assignment documentation as may be necessary to effect the transfer of each Letter of Credit or other non-cash security deposit, provided any transfer fees or other costs shall be borne by the Purchaser.
8.5.3    Rents. All rents, percentage rents, common area charges, operating expenses, real estate taxes, parking charges and other costs or charges paid by tenants under the Leases and licensees under the Licenses (collectively, “Rents”) shall be prorated as of the Apportionment Time (as defined below), to the extent actually collected by Seller prior to the

Closing Date. All Rents received from tenants or licensees after Closing by Seller or Purchaser will first be applied to such charges as are then due for the month in which Closing occurs and prorated appropriately between the parties based on the Apportionment Time, and then applied to any delinquencies in their reverse order of accrual until such delinquencies have been satisfied in full. For a period of one (1) year after Closing, Purchaser shall use good faith and commercially reasonable efforts to collect from the tenants and licensees all Rents that are delinquent for the period prior to Closing by billing such tenants and licensers, but Purchaser need not institute any legal proceedings. Purchaser shall remit to Seller any Rents received by Purchaser subsequent to Closing which are attributable to periods prior to Closing within ten (10) Business Days from Purchaser’s receipt of such Rents, together with appropriate supporting documentation. Seller shall remit to Purchaser any Rents received by Seller subsequent to Closing which are attributable to periods from and after Closing within ten (10) Business Days from Seller’s receipt of such Rents, together with appropriate supporting documentation. With respect to any Rents that are delinquent for the period prior to Closing, Seller shall have the right to pursue all rights and remedies against the applicable tenants or licensees to recover such delinquencies; provided, however, that Seller shall not be entitled to dispossess such tenants or licensees, disturb their possession of their leased premises or seek any involuntary bankruptcy of any tenant or licensee. As used herein, the term “Apportionment Time” shall mean 11:59 p.m. Pacific time on the date immediately prior to the Closing Date.
8.5.4    Real Estate and Personal Property Taxes. Subject to Section 6.6 above, real estate, personal property and ad valorem taxes for the year in which the Closing occurs will be prorated between Seller and Purchaser as of the Apportionment Time on the basis of actual bills therefor, if available. If such bills are not available, then such taxes and other charges shall be prorated on the basis of the most currently available tax bills and, thereafter, promptly re-prorated upon the availability of actual bills for the applicable period. Subject to Section 6.6 above, any and all rebates or reductions in taxes received subsequent to Closing for the tax year in which Closing occurs, net of costs of obtaining the same (including without limitation reasonable attorneys’ fees) and net of any amounts due to tenants, shall be prorated as of the Apportionment Time, when received. The current installment of all special assessments, if any, which are a lien against the Property at the time of Closing and which are being or may be paid in installments shall be prorated as of the Apportionment Time.
8.5.5    Utilities. Water, sewer, electric, fuel (if any) and other utility charges, other than those for which tenants under Leases or licensees under Licenses are responsible directly to the provider, shall be prorated as of the Apportionment Time. If consumption of any of the foregoing is measured by meter, Seller shall, prior to the Closing Date, endeavor to obtain a reading of each such meter and a final bill as of the Closing Date. If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted as of the Apportionment Time on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued. Seller and Purchaser shall cooperate to cause the transfer of utility accounts from Seller to Purchaser. Seller shall be entitled to retain any utility security deposits to be refunded by the applicable providers. At Closing, Purchaser shall post substitute utility security deposits to replace those previously paid by Seller or, if the utility provider will not refund such deposits to Seller, Seller shall be reimbursed therefor by Purchaser at Closing.

8.5.6    Insurance Policies. Premiums on insurance policies will not be adjusted. As of the Closing Date, Seller will terminate its insurance coverage with respect to the Property and Purchaser will put in place its own insurance coverage.
8.5.7     Intentionally Deleted.
8.5.8    Tenant Improvement Allowances, Leasing Commissions and Free Rent. Purchaser shall receive credits against the Purchase Price at Closing equal to (i) the amount of outstanding tenant improvement allowances currently due and payable by Seller to tenants or licensees and shown as “Seller’s Obligation” on Schedule 8.5.8(i) attached hereto, as such Schedule may be updated by Seller at Closing in accordance with Section 8.2.1.9 of this Agreement (but Purchaser shall not receive a credit with respect to any items shown on such schedule as “Purchaser’s Obligation”); (ii) the amount of outstanding brokerage and leasing commissions currently due and payable by Seller to third parties and shown as “Seller’s Obligation” on Schedule 8.5.8(ii) attached hereto, as such Schedule may be updated by Seller at Closing in accordance with Section 8.2.1.9 of this Agreement (but Purchaser shall not receive a credit with respect to any items shown on such schedule as “Purchaser’s Obligation”); and (iii) a portion of the amount of “free rent” available to tenants under Leases and licensees under Licenses and shown on Schedule 8.5.8(iii) attached hereto which is attributable to the period from and after the Closing Date. If, prior to Closing, Seller pays any tenant improvement allowances or leasing commissions that are designated as “Purchaser’s Obligation” on either Schedule 8.5.8(i) or Schedule 8.5.8(ii) referenced in clauses (i) and (ii) above, then Seller shall receive a credit at Closing equal to such amounts paid by Seller on Purchaser’s behalf. Seller shall receive credits in addition to the Purchase Price at Closing equal to the amount of any tenant improvement allowances, brokerage or leasing commissions, free rent or legal fees which have been paid or otherwise incurred by Seller under any Leases or Licenses (including any amendments to Leases or Licenses) entered into after the Effective Date in accordance with Section 6.1.1 hereof. Notwithstanding anything set forth herein to the contrary, the credit with respect to free rent referenced in clause (iii) above shall be subject to adjustment only based on Seller’s and Purchaser’s respective periods of ownership of the Property, and not with respect to amount or any other factor. From and after Closing, Purchaser shall be solely responsible for all tenant improvement allowances, all leasing commissions, and all free rent associated with the Property, the Leases and/or the Licenses and all costs and expenses associated therewith, including, without limitation all those for which Purchaser received a credit at Closing.
8.5.9    True-Up of Operating Expenses and Taxes. Within ninety (90) days of Closing, Seller shall provide to Purchaser its general ledger of operating expenses and real estate taxes for the Property for the period from January 1 of the calendar year in which the Closing occurs (the “Closing Year”) to the Closing Date. Within one hundred twenty (120) days after the end of the Closing Year, Purchaser shall provide to Seller the annual tenant reconciliation schedule with respect to operating expenses and real estate taxes for the Property for Closing Year, together with appropriate supporting documentation and also with the proration of such amounts between Seller and Purchaser based on the prorated amounts of operating expenses and real estate taxes paid by Seller and Purchaser for the Closing Year. Such schedule and supporting documentation shall be subject to Seller’s reasonable approval. Purchaser shall invoice the tenants under the Leases and the licensees under the Licenses for amounts owed in respect of such reconciliation promptly after Seller’s approval of such schedule, but not before then. Seller shall remit to Purchaser any amount owed by Seller on account of such reconciliation within ten (10) Business Days of Seller’s approval of such schedule. Purchaser shall use good faith and commercially reasonable efforts to collect from the tenants and licensees all amounts owed by such tenants and licensees on account of such reconciliation, and shall remit to Seller any such amounts received by Purchaser which are attributable to periods prior to Closing within ten (10) Business Days from Purchaser’s receipt thereof.
8.5.10    Survival. The provisions of this Section 8.5 shall survive Closing for a period of one (1) year from the Closing Date; provided, however, that the provisions of Section 8.5.9 shall survive Closing for a period of eighteen (18) months from the Closing Date.
ARTICLE 9
DAMAGE AND CONDEMNATION

9.1    Damage. If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage. Risk of loss for damage to all or any part of the Property by fire or other casualty from the Effective Date through the Closing Date will be on Seller.
9.1.1    Minor Damage. If such damage is not a “Material Damage” (defined below), then Purchaser shall have the right at Closing to receive a credit for the amount of the deductible and any uninsured portion of such damage plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property.
9.1.2    Major Damage. If (1) the cost for repairing such damage is greater than Four Million Dollars ($4,000,000,00) (as determined by Seller’s independent insurer) or (2) would enable any Tenant leasing at least 22,000 square feet or more of space in the Building to terminate its Lease (in each case, “Material Damage”), then Purchaser shall have the option, exercisable by written notice delivered to Seller and Escrow Agent within five (5) Business Days (and the Closing Date shall be extended if needed to allow the full period) after Seller’s notice of damage to Purchaser, either (i) to receive a credit for the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property; or (ii) to terminate this Agreement. If Purchaser elects to terminate this Agreement, the Deposit shall be promptly returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. Notwithstanding anything herein to the contrary, if Purchaser fails to notify Seller within such five (5) Business Day period of Purchaser’s intention to terminate this Agreement, then Purchaser shall be deemed to have elected option (i), and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement. In the event of any uninsured or underinsured damage or destruction to the Property, Seller may (a) elect to terminate this Agreement in which case Purchaser shall receive the prompt return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement (except for any obligations that expressly survive termination), or (b) give a credit to Purchaser at Closing in the amount of the uninsured or underinsured portion of the costs to repair or replace such damage or destruction, and the parties shall proceed to close in accordance with this Agreement.
9.2    Condemnation and Eminent Domain. If any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any portion of the Property, Seller shall promptly upon obtaining knowledge thereof notify Purchaser thereof (“Taking Notice”). If the condemnation will not result in a material and adverse effect (as hereinafter defined) on the Property, the parties shall proceed to Closing without a reduction of the Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation and/or pay to Purchaser all such awards previously paid. In the event that such condemnation will result in a material and adverse effect on the Property, Purchaser shall have the option, which shall be exercised by written notice to Seller and Escrow Agent within five (5) Business Days after its receipt of the Taking Notice (and the Closing Date shall be extended if needed to allow the full period), either (i) to terminate this Agreement and receive the prompt return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement (except for any obligations that expressly survive termination), or (ii) to consummate the purchase of the Property without a reduction of the Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation proceeding and/or pay to Purchaser all such awards previously paid. For the purposes of this Section 9.2, “material and adverse effect” shall include, but not be limited to, any reduction in the amount of any of the rentable square footage of the Improvements, the termination of any Leases, the reduction in the number of parking spaces at the Property, the non-compliance of the Property with applicable laws, or the permanent material disruption of access to the Property. Failure to give notice of Purchaser’s election within such five (5) Business Day period shall be deemed an election by Purchaser to proceed to Closing.
ARTICLE 10
REMEDIES AND ADDITIONAL COVENANT
10.1    Seller Default At or Before Closing. If Seller refuses or fails, in any material respect, to perform any of its obligations or agreements hereunder when performance is required on or prior to the Closing Date, or if any of the Express Representations should be false in any material respect when made and Purchaser shall become aware of same on or prior to the Closing Date and Purchaser shall not have waived its claims with regard to same pursuant to this Agreement, then Purchaser shall give Seller written notice of such breach or default on or prior to the Closing Date and Seller shall have ten (10) Business Days from the date of receipt of such notice to cure such breach or default and the Closing Date shall be extended accordingly. If Seller fails to cure such breach or default within such ten (10) Business Day period, then Purchaser, as its sole and exclusive remedy, (i) may terminate this Agreement by notifying Seller and the Escrow Agent thereof, in which event neither party shall have any rights, duties or obligations hereunder other than the obligations and rights set forth herein that expressly survive the termination of this Agreement, and the Escrow Agent shall return the Deposit to Purchaser, (ii) may sue for specific performance of the obligations of Seller hereunder; provided, however, if Purchaser fails to file suit for specific performance within ninety (90) days after the scheduled Closing Date and to diligently pursue such suit, this Agreement shall terminate, in which event neither party shall have any rights, duties or obligations hereunder other than the obligations and rights set forth herein that expressly survive the termination of this Agreement, and the Escrow Agent shall return the Deposit to Purchaser, or (iii) may waive the alleged default and proceed to Closing under this Agreement without adjustment of the Purchase Price. In no event shall Seller be liable for any consequential or punitive damages.
10.2    Seller Breach After Closing. If any of the Express Representations should be false in any material respect when made, and Purchaser shall first become aware of same after the Closing Date, and Purchaser shall not have waived its claims with regard to the same pursuant to this Agreement, then Purchaser shall give Seller a Notice of Breach prior to the expiration of the applicable survivability period of such Express Representation as set forth in Section 5.4 and Seller shall have fifteen (15) Business Days from the date of receipt of such notice to cure such breach. If Seller fails to cure such breach within such fifteen (15) Business Day period, and the actual losses or damages sustained as a result of Seller’s false Express Representations hereunder exceeds Fifty Thousand Dollars ($50,000.00), then Purchaser shall have the right to bring an action against Seller for the actual damages suffered by Purchaser due to such false Express Representation, provided that, in no event shall Seller be liable to Purchaser for damages under this Section 10.2 in an aggregate amount in excess of Two Million Dollars ($2,000,000.00). This Section 10.2 is subject to the limitations set forth in Section 5.4 hereof
10.3    Purchaser Default. The parties acknowledge and agree that Seller should be entitled to compensation for any detriment suffered if Purchaser fails to consummate the purchase of the Property if and when required to do so under the terms of this Agreement, but agree that it would be extremely difficult to ascertain the extent of the actual detriment Seller would suffer as a result of such failure. Consequently, if Purchaser fails to consummate the purchase of the Property on the Closing Date or fails to perform any of its other covenants hereunder in any material respect, or otherwise defaults in its obligations hereunder and such default is not cured within ten (10) Business Days after receipt of written notice from Seller, then Seller shall be entitled to terminate this Agreement by giving written notice thereof to Purchaser and Escrow Agent prior to or on the Closing Date, in which event the Deposit shall be paid to Seller as fixed, agreed and liquidated damages, and, after the payment of the Deposit to Seller, neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination. Notwithstanding the foregoing, the aforementioned liquidated damages shall not apply to the indemnity provisions attributable to Purchaser under this Agreement. Notwithstanding the foregoing or anything set forth herein to the contrary, Purchaser shall not have the right to cure a default if such default is due to Purchaser’s failure to fund into escrow the balance of the Purchase Price due at Closing as required under this Agreement or deliver the closing documents to be executed by Purchaser into escrow at Closing, unless expressly agreed by Seller in writing in Seller’s sole and absolute discretion.

10.4    Delivery of Materials. Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever (except a default by Seller), then, only if requested by Seller, Purchaser shall promptly deliver to Seller all Property Information provided to Purchaser by Seller or certify that all such Property Information has been destroyed, including, without limitation, copies thereof in any form whatsoever (including electronic form) along with any and all test results and studies of the Property performed by or on behalf of Purchaser pursuant to Article 4 of this Agreement, excluding any confidential or proprietary information or financial modeling or attorney work product and except to the extent applicable law requires Purchaser to retain at least one copy of such information and documentation. The obligations of Purchaser under this Section 10.4 shall survive any termination of this Agreement.
ARTICLE 11
BROKERAGE COMMISSION.
11.1    Brokers. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction, except for CB Richard Ellis (“Seller’s Broker”) and that Seller has not taken any action which would result in any real estate broker’s or finder’s fees or commissions being due and payable to any party other than Seller’s Broker with respect to the transactions contemplated hereby. Seller will be solely responsible for the payment of Seller’s Broker’s commission in accordance with the provisions of a separate agreement between Seller and Seller’s Broker. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction and that Purchaser has not taken any action which would result in any real estate brokerage or finder’s fees or commissions being due or payable to any party with respect to the transaction contemplated hereby.
11.2    Indemnity. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 11. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 11.2 shall survive the Closing or earlier termination of this Agreement.
ARTICLE 12
NOTICES
12.1    Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.
12.2    Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by Federal Express or a similar internationally recognized overnight courier service, or (iv) by facsimile or electronic mail with a confirmation copy delivered by another method set forth in this Section 12.2. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
12.3    Addresses. The addresses for proper notice under this Agreement are as follows:

As to Seller:
PLAZA CENTER PROPERTY LLC
c/o Beacon Capital Partners, LLC
11755 Wilshire Boulevard, Suite 1770
Los Angeles, CA 90025
Attention: Jeremy B. Fletcher and Michael Bruckner
Facsimile: (310) 914-5996
E-mail: jfletcher@beaconcapital.com and mbruckner@beaconcapital.com

With a copy to:
Plaza Center Property LLC
c/o Beacon Capital Partners, LLC
200 State Street, 5th Floor
Boston, Massachusetts 02109
Attention: Matthew T. Golden, Esquire
Facsimile: (617) 457-0499
E-mail: mgolden@beaconcapital.com

With a copy to:
PLAZA CENTER PROPERTY LLC
c/o Beacon Capital Partners, LLC
11755 Wilshire Boulevard, Suite 1770
Los Angeles, CA 90025
Attention: Jeremy B. Fletcher and Michael Bruckner
Facsimile: (310) 914-5996
E-mail: jfletcher@beaconcapital.com and mbruckner@beaconcapital.com

As to Purchaser:	KBS SOR PLAZA BELLEVUE, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Brian Ragsdale, Executive Vice President Facsimile: (949) 417-6518 Email: bragsdale@kbs-ca.com

With a copy to:	Greenberg Traurig LLP 1750 Tysons Boulevard, Suite 1200 McLean, VA 22102 Attention: Scott Morehouse, Esq. Facsimile: (703) 714-8327 Email: morehouses@gtlaw.com

As to Escrow Agent:	Chicago Title Company 700 S. Flower Street, Suite 3305 Los Angeles, CA 90017 Attention: Raymond Ortiz Facsimile: (213) 891-0834 E-mail: ortizr@ctt.com

Either party may from time to time by written notice to the other party designate a different address or addresses for notices. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), (iii) or (iv) of this Section 12.3. Notices given on behalf of a party by its attorneys in the manner provided for in this Article 12 shall be considered validly given.
ARTICLE 13
ASSIGNMENT
13.1    Assignment. Except for an assignment by Purchaser as permitted pursuant to this Article, neither party shall have the right to assign this Agreement without the prior written consent of the other, which consent may be granted or withheld in the sole and absolute subjective discretion of the party whose consent has been requested; provided, however, that, Purchaser shall have the right to assign its interest in this Agreement and delegate its duties to (1) an entity directly or indirectly owned by KBS Strategic Opportunity REIT, Inc. (a “SOR Affiliate”) or (2) an affiliate, so long as such affiliate controls, is controlled by, or is under common control with Purchaser, and provided that (a) such affiliate shall assume, in writing (by execution of an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller), all of Purchaser’s obligations under this Agreement and (b) Purchaser shall not be released of any obligations under this Agreement. If Purchaser so assigns this Agreement to an affiliate or a SOR Affiliate, Purchaser shall, at least five (5) Business Days prior to the Closing Date, give the Seller written notice of such assignment, together with a copy of the assignment and assumption agreement executed by Purchaser and the assignee.
ARTICLE 14
MISCELLANEOUS
14.1    Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings.
14.2    Modifications. This Agreement may not be modified except by the written agreement of the parties.

14.3    Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.
14.4    Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.
14.5    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
14.6    Controlling Law; Submission to Jurisdiction. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Washington (without reference to conflicts of laws principles). Any claim, action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Washington, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit, or proceeding) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit, or proceeding in any such court or that any such claim, action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such claim, action, suit, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court, and such service shall be made by personal service made on such party or by mail sent to such party at the address set forth in this Agreement. Personal service may be made on such party’s resident agent.
14.7    Exhibits. All exhibits, attachments, schedules annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.
14.8    No Rule of Construction. Seller and Purchaser have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by both Seller and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement.
14.9    Severability. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to Seller’s obligations to convey the Property and Purchaser’s obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision.

14.10    Time of Essence. Time is important to both Seller and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.
14.11    Business Days. “Business Day” means any day on which business is generally transacted by banks in Bellevue, Washington and Boston, Massachusetts. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.
14.12    No Memorandum. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.
14.13    Attorneys’ Fees and Costs. In the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and reasonable attorneys’ fees incurred in connection with such action.
14.14    Counterparts and Acceptance of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by facsimile or PDF) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party. Acceptance, for purposes hereof, shall mean that each party is in physical possession of a fully-signed counterpart copy or original of this Agreement.
14.15    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLER AND PURCHASER HEREUNDER, SELLER’S OR PURCHASER’S OWNERSHIP OR USE OF THE PROPERTY, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE PROPERTY.
14.16    Confidentiality.
14.16.1    Except as provided otherwise in this Section 14.16, Purchaser and Seller, for the benefit of each other, hereby agree that neither of them will release, or cause or permit to be released, to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose, or cause or permit to be publicly announced or disclosed, in any manner whatsoever, (i) the names of Seller and Purchaser respectively, or any of their affiliates or subsidiaries, or (ii) the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto. In addition, prior to Closing, both Seller and Purchaser shall keep strictly confidential this Agreement, the transactions contemplated hereby, and the terms and conditions hereof, and all matters relating thereto, as well as all information relating to the other party. Further, prior to Closing, Purchaser shall keep strictly confidential all information (including the Property Information) relating in any way to the Property or any portion thereof.

14.16.2    It is understood and agreed that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, or preclude Purchaser from sharing information relating to the Property, on a confidential basis with such party’s attorneys, accountants, professional consultants, advisors, financial advisors, rating agencies, investors, or potential lenders (“Representatives”), as the case may be, or prevent any party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements or enforcing the terms of this Agreement.
14.16.3    Purchaser shall indemnify and hold Seller and Seller’s affiliates, employees, officers and directors harmless, and Seller shall indemnify and hold Purchaser and Purchaser’s affiliates, employees, officers and directors harmless, from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by the other party and proximately caused by a breach by Purchaser or Seller, as the case may be, or their respective Representatives, of the provisions of Section 14.16; but this Section 14.16.3 will not entitle either Purchaser or Seller or any other person or entity, to recover special, consequential or incidental damages.
14.16.4    In addition to any other remedies available to Seller and Purchaser, Seller and Purchaser shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party or its Representatives in order to enforce the provisions of Section 14.16.
14.16.5    Notwithstanding any other provision of this Agreement, the provisions of Section 14.16 shall survive the termination of this Agreement and the provisions of Section 14.16.1 regarding press releases or public disclosures shall survive Closing.
14.16.6    Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Project (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or that is considering holding, an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the Purchaser’s or any REIT's broker/dealer network and any of the REIT’s or Purchaser’s investors.
14.16.7    Purchaser has informed Seller that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). In connection with the performance of Purchaser’s 3-14 Audit, Purchaser needs to receive and have its auditors review the documents which are described on Exhibit J attached hereto, to the extent in existence and in Seller’s possession (collectively, “Purchaser’s 3-14 Audit Documents”). Purchaser acknowledges receipt of the Purchaser’s 3-14 Audit Documents in Seller’s or its agents’ possession as of the Effective Date. As additional conditions to Purchaser’s obligation to purchase the Property, on or before January

10, 2014, Seller shall deliver to Purchaser all Purchaser’s 3-14 Audit Documents created, prepared or coming into Seller’s or its agents’ possession after the Effective Date and Seller shall use commercially reasonable efforts to promptly provide to Purchaser in written form, answers to such questions relating to the Purchaser’s 3-14 Audit Documents which Purchaser or its auditor may reasonably request in writing, to the extent such information is in existence and in Seller’s or its agents’ possession. To the extent that Seller or its agents control the creation or preparation of any of the Purchaser’s 3-14 Audit Documents, Seller agrees that such Purchaser’s 3-14 Audit Documents shall be created and prepared and delivered to Purchaser in substantially the same level of detail and in a consistent format with the copies or originals of the same Purchaser’s 3-14 Audit delivered prior to the Effective Date (e.g, the financials for November 2013 and December 2013 shall have the same level of detail and be in the same format as the financials for the prior months of 2013 that were previously delivered to Purchaser).
The Property Information and the Purchaser’s 3-14 Audit Documents shall be collectively referred to in this Agreement as the “Due Diligence Documents”.
The originals (and where originals are not available or in Seller’s possession or control, copies) of all Due Diligence Documents shall become the property of Purchaser upon Closing. Upon Closing, Seller may retain copies of any Due Diligence Documents which Seller may make at Seller’s sole cost and expense.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

SELLER:

PLAZA CENTER PROPERTY LLC,
a Delaware limited liability company

By:    _/s/ Matthew T. Golden_________
Name: Matthew T. Golden
Title: General counsel & Managing Director

PURCHASER:

KBS SOR PLAZA BELLEVUE, LLC,
a Delaware limited liability company

By: KBS SOR ACQUISITION XXVI, LLC,
a Delaware limited liability company,
its sole member

By: KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By: KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By: KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By: _/s/ David E. Snyder________
David E. Snyder,
Chief Financial Officer

SCHEDULES AND EXHIBITS

Schedules

Schedule 1.4     –    Leases and Licenses
Schedule 1.5     –    Security Deposits
Schedule 1.6     –    Contracts
Schedule 4.2.5    –    Seller Disclosure Statement
Schedule 5.1.3     –     Litigation
Schedule 5.1.8     –     Violations of Law
Schedule 8.5.8(i)    –     Outstanding Tenant Improvements
Schedule 8.5.8(ii)     –     Leasing Commissions
Schedule 8.5.8(iii)    –     Free Rent

Exhibits

Exhibit A     –    Legal Description
Exhibit B     –     Escrow Agreement
Exhibit C-1     –     Form of Tenant Estoppel
Exhibit C-2    –    Intentionally Deleted
Exhibit D     –     Form of Special Warranty Deed
Exhibit E     –     Form of Bill of Sale
Exhibit F-1    –     Form of Assignment and Assumption Agreement for Leases and Licenses

Exhibit F-2	– Form of Assignment and Assumption Agreement for Contracts, Permits and Intangibles
Exhibit G     –     Form of Certificate of Non-Foreign Status
Exhibit H     –     Form of Tenant Notification Letter
Exhibit I     –    Form of Owner’s Affidavit
Exhibit J    -        Purchaser’s 3-14 Audit Documents
Exhibit K -        List of CBRE Tenant Prospects

SCHEDULE 1.4

LEASES AND LICENSES

Schedule 1.4

Plaza Center Lease Documents

1.    MICHAEL ABERNATHY, an individual AND GINA ABERNATHY, an individual dba SALON
BELLEZZA

(a) Retail Lease dated March 8, 2007
(b) First Amendment dated June 22, 2012
(c) Commencement Date Letter dated July 10, 2012

2.    BLUCORA, INC.

(a) License Agreement for Antenna Access dated June 19, 2013
(b) Office Lease Agreement dated July 13, 2012
(c) Commencement Date Letter dated February 21, 213
(d) First Amendment dated November 5, 2013

3.    BYORA USA CORPORATION

(a) Office Lease Agreement dated January 4, 2007
(b) First Amendment dated November 12, 2009
(c) Second Amendment dated September 23, 2010
(d) Commencement Date Letter dated October 20, 2010
(e) Third Amendment dated July 20, 2012
(f) Commencement Date Letter dated October 2, 2012

4.    C SQUARED ADVERTISING INC.

(a) Office Lease Agreement June 23, 2011
(b) Commencement Date Letter dated October 24, 2011

5.    COGENT COMMUNICATIONS, INC.

(a) Building Access Telecommunications Lease dated June 30, 2011
(b) Commencement Letter signed August 5, 2011
(c) First Amendment dated May 14, 2012

6.    COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC

(a) Building Access Telecommunications License dated August 31, 2012

7.    CONCORD VENTURES INC.

(a) Office Lease dated January 28, 2009
(b) Commencement Date Letter dated March 6, 2009

(c) First Amendment dated November 9, 2010
(d) Commencement Date Letter dated January 13, 2011

8.    CONSTRUX SOFTWARE BUILDERS, INC,

(a) Office Lease Agreement dated March 24, 2006
(b) Commencement Date Letter dated June 23, 2006
(c) Commencement Date Letter dated January 8, 2007
(d) First Amendment dated April 25, 2011
(e) Second Amendment dated September 12, 2011
(f) Commencement Date Letter dated September 29, 2011
(g) ROFO Letter dated December 15, 2010

9.    CYTEC ENGINEERED MATERIALS, INC.

(a) Office Lease Agreement dated August 26, 2011
(b) Commencement Date Letter dated December 7, 2011

10.    DOUGLAS W. MCCALLUM, an individual dba FINANCIAL RESOUCES GROUP

(a) Office Lease Agreement dated October 1, 2004
(b) First Amendment dated January 31, 2007
(c) Second Amendment dated April 26, 2010
(d) Commencement Date Letter dated June 10, 2011
(e) Third Amendment dated March 21, 2013

11.    EVERGREEN SHIPPING AGENCY (AMERICA) CORPORATION

(a) Office Lease Agreement dated July 29, 2011
(b) Commencement Date Letter dated December 15, 2011

12.    EXPLORE CONSULTING, LLC

(a) Office Lease Agreement dated February 23, 2006
(b) Letter Agreement dated May 8, 2006
(c) First Amendment dated September 18, 2007
(d) Commencement Date Letter dated December 12, 2007
(e) Second Amendment dated January 31, 2011
(f) Commencement Date letter dated September 25, 2011

13.    FLAGSTAR BANK, FSB

(a) Office Lease Agreement dated March 29, 2004
(b) Commencement Date Letter dated April 29, 2004
(c) ROFO Letter dated July 12, 2005
(d) First Amendment dated January 31, 2008
(e) ROFO Letter dated May 2, 2008

(f) Commencement Date Letter dated May 8, 2008
(g) Second Amendment dated September 1, 2010
(h) ROFO Letter dated November 2, 2010
(i) Third Amendment dated January 20, 2011
(j) Commencement Date Letter dated January 31, 2011
(k) Commencement Date Letter dated September 27, 2012
(l) Commencement Date Letter dated August 18, 2013
(m)Fourth Amendment dated October 19, 2012
(n) ROFO Letter dated February 11, 2013
(o) ROFO Letter dated March 1, 2011

14.    FUJITSU CONSULTING, INC.

(a) Office Lease Agreement dated February 25, 2005
(b) Commencement Date letter dated March 31, 2005
(c) First Amendment dated February 18, 2010
(d) Second Amendment dated February 7, 2013
(e) Commencement Date Letter dated April 2, 2013

15.    G. RUSSELL KNOBEL & ASSOCIATES, INC.
(a) Office Lease Agreement dated April 1, 2011
(b) Commencement Date letter dated August 23, 2011

16.    GA CREATIVE, INC.
(a) Commencement Date letter dated January 27, 2005
(b) Office Lease Agreement dated August 26, 2005
(c) First Amendment dated July 16, 2012
(d) Commencement Date Letter dated August 20, 2012
(e)

17.    GENE E. PICULELL, an individual

(a) Office Lease Agreement dated November 12, 2004
(b) First Amendment dated April 28, 20 l 0

18.     GO AHEAD SOFTWARE, INC.

(a) Office Lease Agreement dated October 11, 2002
(b) First Amendment dated October 12, 2006
(c) Second Amendment dated July 30, 2007
(d) Third Amendment dated January 28, 2011
(e) Commencement Date Letter dated February 14, 2011
(f) Consent to Assignment Agreement dated June 27, 2012
(g) ROFO Letter dated May 9, 2011
(h) ROFO Letter dated February 11, 2013
(i) Early Termination Notice dated June 24, 2013

19.    GROEN STEPHENS & KLINGE LLP

(a) Office Lease Agreement dated June 25, 2012
(b) Commencement Date Letter dated September 4, 2012

20.    GENERAL SERVICES ADMINISTRATION
(a) Office Lease Agreement dated May 27, 1988
(b) Supplemental Lease Agreement No. 1 dated June C 1990
(c) Supplemental Lease Agreement No. 2 dated August 1, 1993
(d) Supplemental Lease Agreement No, 3 dated February 28, 1995
( e) Supplemental Lease Agreement No. 4 dated April 1, 1997
(f) Supplemental Lease Agreement No. 5 dated January 8, 1998
(g) Supplemental Lease Agreement No. 6 dated July 2, 1999
(h) Supplemental Lease Agreement No, 7 dated July 3, 2001
(i) Supplemental Lease Agreement No. 8 dated August 1, 2001
(g) Supplemental Lease Agreement No. 9 dated January 24, 2003
(k) Supplemental Lease Agreement No. 10 dated April 27, 2004
(1) Supplemental Lease Agreement No. 11 dated June 25, 2004
(m)Supplemental Lease Agreement No. 13 dated July 30, 2007
(n) Supplemental Lease Agreement No. 14 dated January 19, 2010
(o) ROFO Letter Dated March 22, 2010
(p) Supplemental Lease Agreement No. 15 dated August 13, 2012

21.    GW CAPITAL, INC.

(a) Office Lease Agreement dated October 28, 2003
(b) First Amendment dated March 27, 2006
(c) Commencement Date Letter dated May 17, 2006
(d)
(e) Second Amendment dated February 24, 2011
(f)
(g) Commencement Date Letter dated July 15, 2011

22.    IDP INSURANCE BROKERAGE LLC

(a) Office Lease Agreement dated August 20, 2013

23.    INFOADVANTAGELLC

(a) Office Lease Agreement dated February 2, 2009
(b) Commencement Date Letter dated March 5, 2009
(e) First Amendment dated August 8, 2013

24.    INTEGRA TELECOM HOLDINGS, INC.

(a) Telecommunications License Agreement dated June 24, 2004
(b) First Amendment dated September 18, 2009

25.    JEFFERYM CONSULTING LLC

(a) Office Lease Agreement dated July 23, 2013
(b) Commencement Date Letter dated July 31, 2013
(c) First Amendment dated August 13, 2013

26.    JPMORGAN CHASE BANK, N.A.

(a) Office Lease Agreement dated February 15, 2008
(b) First Amendment dated August 27, 2008
(c) Commencement Date Letter dated April 30, 2008
(d) Commencement Date Letter dated November 3, 2008
(e) Second Amendment dated June 1, 2012

27.    KOKESH FINANCIAL STRATEGIES, INC.

(a) Office Lease Agreement dated February 18, 2010
(b) Commencement Date Letter dated March 29, 2010

28.    LOAN CENTRALLLC

(a) Office Lease Agreement dated October 22, 2009
(b) Commencement Date Letter dated January 15, 2010
(c) Letter from Tenant dated December 3, 2012

29.    MANATRON, INC.

(a) Office Lease Agreement dated May 17, 2002
(b) First Amendment dated August 31, 2007
(c) Letter from Tenant dated January 28, 2008

30.    MORRISON HERSHFIELD CORPORATION

(a) Office Lease Agreement dated May 3, 2005
(b) Commencement Date Letter dated July 11, 2005
(c) ROFO Letter dated March 14, 2006
(d) First Amendment dated October 30, 2009
(e) Second Amendment dated January 8, 2010
(f) ROFO Letter dated April 1, 2010
(g) ROFO Letter dated October 18, 2012

31.    NEXTEL WEST CORP.

(a) Antenna Site License Agreement dated March 17, 2006

(b) Commencement Date Letter dated May 24, 2006
(c) Renewal Notice Letter dated January 29, 2011

32.    NINTEX USA LLC

(a) Office Lease Agreement dated April 3, 2012
(b) Commencement Date Letter dated August 1, 2012
(c) First Amendment dated July 23, 2013
(d) Second Amendment dated October 3, 2013
(e) Third Amendment dated October 28, 2013

33.    OXFORD COMPUTER GROUP LLC

(a) Office Lease Agreement dated May 5, 2011
(b) Commencement Date Letter dated 2011
(c) First Amendment dated February 22, 2013
(d) Commencement Date Letter dated April 23, 2013

34.    THE PENN MUTUAL LIFE INSURANCE COMPANY

(a) Office Lease Agreement dated December 23, 2003
(b) First Amendment dated February 17, 2004
(c) ROFO Letter dated July 20, 2004
(d) Commencement Date Letter dated October 29, 2004
(e) Second Amendment dated March 10, 2006
(f) ROFO Letter dated January 15, 2008
(g) Third Amendment dated June 3, 2008
(h) Commencement Date Letter dated June 3, 2008
(i) Fourth Amendment dated October 27, 2010
(j) Commencement Date Letter dated April 8, 2011
(k) ROFO Letter dated December 15, 2010
(I) License Agreement for Antenna Access dated September 5, 2013
(m)ROFO Letter dated October 4, 2013

35.    PKM +ASSOCIATES, LLC

(a) Office Lease Agreement dated October 19, 2010
(b) Commencement Date Letter dated November 24, 2010
(c) First Amendment dated June 28, 2012
(d) Commencement Date Letter dated September 26, 2012

36.    PREMIER OFFICE CENTERS, LLC

(a) Office Lease Agreement dated March 15, 2011
(b) Commencement Date Letter dated December 12, 2011

37.    QUAD/GRAPHICS INC.

(a) Office Lease Agreement dated July 11, 2005
(b) First Amendment dated June 5, 2008
(c) Commencement Date Letter dated October 3, 2008
(d) Commencement Date Letter dated March 31, 2011
(e) Consent to Sublease Agreement dated April 7, 2011

38.    RANDSTAD PROFESSIONALS US, LP

(a) Office Lease Agreement dated February 15, 2005
(b) Commencement Date Letter dated June 9, 2005
(c) First Amendment dated March 14, 2012
(d) Commencement Date Letter dated May 11, 2012
(e) Second Amendment dated July 9, 2013
(f) Notice of Lease Term Dates dated November 26, 2013

39.    REDMOND CLEANERS, INC.

(a) License Agreement dated June 20, 2002
(b) First Amendment To License Agreement For Building Facilities dated November 11, 2013

40.    RICHARD MARTIN, an individual AND JIN MARTIN, an individual

(a) Office Lease Agreement dated April 3, 2008
(b) Commencement Date Letter dated May 8, 2008

41.    SENIOR FINANCIAL CONSULT ANTS, INC.

(a) Lease Guarantee dated May 18, 2006
(b) Office Lease Agreement dated May 22, 2006
(c) First Amendment dated February 15, 2011
(d) Commencement Date Letter dated March 3, 2011

42.    STANDARD INSURANCE COMPANY

(a) Office Lease Agreement dated August 23, 2012
(b) Commencement Dale Letter dated December 11, 2012

43.    SUTTELL & HAMMER, P.S.

(a) Office Lease Agreement dated May 28, 2010
(b)
(c) Commencement Date Letter dated October 15, 2010
(d) First Amendment dated January 31, 2012
(e) Commencement Date Letter dated April 2, 2012

44.    TIME WARNER TELECOM OF WASHINGTON LLC

(a) Office Lease Agreement dated March 2, 2006

45.    TNS CUSTOM RESEARCH, lNC.

(a) Office Lease Agreement dated December 11, 2008
(b) Commencement Date Letter dated July 12, 2010
(c) First Amendment dated February 7, 2012
(d) Commencement Date Letter dated April 1, 2012

46.    THE TRIAD GROUP IN CORPORA TED

(a) Office Lease Agreement dated May 9, 2002
(b) First Amendment dated July 29, 2003
(c) Second Amendment dated December 31, 2007
(d) Third Amendment dated June 23, 2008
(e) Fourth Amendment dated January 10, 2013
(f) Commencement Date Letter dated February 1, 2013

47.    UNION BANK OF CALIFORNIA, N.A. (Suite 100)

(a) Office Lease Agreement dated August 18, 2004
(b) First Amendment dated December 7, 2005
(c) Second Amendment dated November 14, 2007
(d) Third Amendment dated February 5, 2009
(e) Fourth Amendment dated October 31, 2013

48.    UNION BANK OF CALIFORNIA, N.A. (Suite 1250)

(a) Office Lease Agreement dated November 14, 2007
(b) Commencement Date Letter dated February 22, 2008
(c) First Amendment dated July 27, 2011
(d) Commencement Date Letter dated December 20, 2011
(e) ROFO Letter dated April 23, 2013
(1) ROFO Letter dated October 4, 2013

49.    UNITED PARCEL SERVICE, INC.

(a) Letter Agreement dated January 20, 1998

50.    URS ENERGY & CONSTRUCTION, INC.

(a) Office Lease Agreement dated January 22, 2002
(b) First Amendment dated January 9, 2006
(c) Second Amendment dated June 29, 2006
(d) Third Amendment dated September 1, 2008
(e) Fourth Amendment dated February 23, 201 l

51.    VANIRCONSTRUCTIONMANAGEMENT, INC

(a) Office Lease Agreement dated March 11, 2004
(b) First Amendment dated February 1, 2005
(c) Second Amendment dated February 28, 2010
(d) Commencement Date Letter dated May 26, 2010

52.    WASHINGTON2 ADVOCATES, L.L.C.

(a) Office Lease Agreement dated June 24, 2005
(b) Commencement Date Letter dated July 22, 2005
(c) First Amendment dated July 21, 2010
(d) Commencement Date Letter dated November 29, 2010

53.    WELLS FARGO BANK, N.A.

(a)Office Lease Agreement dated October 3, 2005
(b) First Amendment dated November 18, 2008
(c) Second Amendment dated July 28, 2011
(d) Commencement Date Letter dated August 12, 2011

54.    Y & M INVESTMENT, LLC

(a) Retail Lease Agreement dated March 26, 2007
(b) Lease Guaranty dated August 7, 2007
(c) Consent to Assignment Agreement dated August 7, 2007
(d) First Amendment dated January 31, 2011
(e) Commencement Date Letter dated February 9, 2011
(f) Second Amendment dated August 23, 2013
(g) Guaranty of Lease dated August 26, 2013

US Bank Plaza Lease Documents

1.    ASLAKSON FINANCIAL GROUP, INC. and LUKE H. MADSEN, an Individual

(a) Office Lease dated August 28, 2012
(b) Commencement Date Letter dated April 5, 2013

2.     DORADO SOFTWARE, INC

(a) Office Lease Agreement May 27, 2011
(b) Consent to Sublease Agreement dated March 6, 2012
(c) Commencement Date Letter dated June 3, 2011

3.     JOHN L. SCOTT, INC

(a) Office Lease Agreement dated October 1, 2004
(b) Commencement Date Letter dated December 5, 2004
(c) Consent to Sublease Agreement dated May 31, 2010
(d) Consent to Sublease Agreement dated March 22, 2011
(e) Consent to Sublease Agreement dated July 7, 2011

4.    LANI CAO

(a) Office Lease Agreement dated October 31, 2013

5.    RENE CESPEDES, JR, PLLC AND SARAH W. BIRKELAND, PLLC

(a) Office Lease Agreement dated December 21, 2010
(b) Lease Guarantee dated December 21, 2010
(c) First Amendment dated January 12, 2011
(d) Commencement Date Letter dated March 15, 2011

6.    TW TELECOM OF WASHINGTON, LLC

(a) Building Access Telecommunications Lease dated March 31, 2011

7.    T-MOBILE WEST CORPORATION

(a) T-Mobile West Telecommunications Lease dated October 31, 2012

8.    US BANK N.A.

(a) Office Lease Agreement dated November 19, 2003
(b) First Amendment dated June 24, 2004
(c) Second Amendment dated October 19, 2005
(d) Third Amendment dated June, 18, 2013
(e) ROFO Letter dated November 22, 2010

9.    VISA USA, INC

(a) Office Lease Agreement dated October 8, 2012

10.    COMCAST CABLE COMMUNICATIONS

(a) Building Access Telecommunications License dated August 22, 2012

11.    REDMOND CLEANERS, INC

(a) License Agreement dated June 20, 2002
(b) First Amendment To License Agreement For Building Facilities dated November 11, 2013

SCHEDULE 1.5

SECURITY DEPOSITS

Schedule 1.5

Schedule
Security Deposits
Property: Plaza Center & US Bank

Tenant Name	Amount

Security Deposits
Byora USA Corporation	3,773.00
C Squared Advertising Inc.	5,370.66
Kokesh Financial Strategies	4,861.84
Cytec Engineered Materials Inc.	6,966.75
Evergreen Shipping Agency	5,395.00
Explore Consulting, LLC	16,370.88
Flagstar Bank, FSB	62,954.34
Fujitsu America Inc.	18,500.00
G. Russell Knobel & Associates	30,782.50
GA Creative, Inc.	16,158.50
Gene E. Piculell	4,141.00
Groen Stephens & Klinge LLP	9,044.21
GQ Capital, Inc.	17,950.17
IDP Insurance Brokerage LLC	45,530.01
Info Advantage, LLC	5,678.72
Jeffrey M Consulting	53,866.06
Loan Central LLC	11,929.50
Manatron, Inc.	21,692.00
Abernathy	2,142.88
Morrison Hershfield Corporation	15,200.00
Oxford Computer Group LLC	6,826.66
PKM + Asspcoates, LLC	3,540.42
Premier Office Centers, LLC	44,331.18
Quad/Graphics Inc.	12,453.36
Ranstad	15,603.43
Richard Martin	8,747.64
Senior Financial Consultants Inc.	2,332.75
suttell & Hammer	25,616.13
Triad Group	14,237.67
TNS Custom Research	7,381.33
Vanir Construction Management	8,517.13
Washinton2 Advocates, LLC	7,030.42
Y&M Investment, LLC	3,225.00

Schedule 1.5

Dorado Software, Inc.	4,851.00
Birkeland &Cespedes	6,370.67
Lani Cao	5,111.82

Total Security Deposits	534,484.63

Letters of Credit
Blucora, Inc.	850,000.00
Construx Software Buildings	69,985.35
Nintex	188,866.40
Oracle America, Inc	100,000.00
Aslakson Financial Group Inc.	83,992.67

Total Letters of Credit	1,292,844.42

Notes:

Schedule 1.5

SCHEDULE 1.6

CONTRACTS

Schedule 1.6

PC & USB SERVICE CONTRACTS

1.    ABLE ENGINEERING SERVICES

(a) Engineering Services Agreement dated April 1, 2012
(b) Amendment to Services Agreement dated September 25, 2013

2.    ABM SECURITY SERVICES

(a) Service Agreement dated August 25, 2011
(b) Amendment to Service Agreement dated September 20, 2013

3.    ADVANCED PAINTING INC.

(a) Service Agreement dated July 6, 2009
(b) Amendment to Service Agreement dated September 17, 2013

4.    ATS AUTOMATION, INC.

(a) Service Agreement dated January 1, 2010

5.    BLUE TIGER COFFEE

(a) Service Agreement dated December 28, 2010

6.    BOTANICAL DESIGNS, INC.

(a) Service Agreement dated December 29, 2010
(b) Service Agreement dated December 29, 2010
(c) Service Agreement dated December 29, 2010
(d) Service Agreement dated December 29, 2010

7.    C&P PAINT L.L.C.

(a) Service Agreement dated July 27, 2011

8.    CAPTIVATE NETWORK

(a) Media Service Agreement dated May 8, 2013
(b) Media Service Agreement dated May 8, 2013

1

9.     CASCADE THERMAL IMAGING, INC.

(a) Service Agreement dated February 9, 2010
(b) Service Agreement dated February 9, 2010

10.    CASCADIAN BUILDING MAINTENANCE, LTD

(a) Service Agreement dated May 1, 2010
(b) Service Agreement dated May 1, 2010

11.    CHEM-AQUA

(a) Service Agreement dated March 25, 2008

12.    COLUMBIA FIRE INC.

(a) Service Agreement dated March 12, 2010
(b) Service Agreement dated March 12, 2010

13.    CONTROL CONTRACTORS, INC.

(a) Service Agreement dated January 1, 2010

14.    CONVERGINT TECHNOLOGIES, LLC

(a) Service Agreement dated December 28, 2009
(b) Amendment to Service Agreement dated September 20, 2013

15.    COPIERS NORTHWEST

(a) Program Agreement and Sales Order dated March 28, 2012
(b) Maintenance Agreement undated

16.    COULOMB TECHNOLOGIES, INC.

(a) Master Services and Subscription Agreement dated September 14, 2011

17.    CROWN BUILDING MAINTENANCE

(a) Service Agreement dated May 1, 2011

2

(b) Service Agreement dated May 1, 2011

18.    DAVIDSON-MACRI SWEEPING, INC.

(a) Service Agreement dated March 1, 2010

19.    EDEN ADVANCED PEST TECHNOLOGIES

(a) Service Agreement dated April 1, 2010
(b) Service Agreement April 1, 2010

20.    ELTEC SYSTEMS LLC

(a) Service Agreement dated August 25, 2011
(b) Service Agreement dated August 25, 2011

21.    ENERNOC, INC.

(a) EnerNOC Metering Services Agreement dated February 1, 2011

22.    GENERATOR SERVICES NW, LLC

(a) Service Agreement dated March 22, 2010
(b) Service Agreement dated March 22, 2010
(c) Contractor Work Authorization dated July 27, 2011

23.    GREENLEAF COMPACTION, INC.

(a) Compactor Rental Agreement executed by Company on January 15, 2007
(b) Addendum executed by Company on January 15, 2007

24.    GUARDIAN SECURITY SYSTEMS, INC.

(a) Service Agreement dated October 24, 2012
(b) Service Agreement dated October 24, 2012

25.    HAR-BRO

(a) Service Agreement dated May 3, 2013

26.    JE CUMMING CORPORATION

3

(a) Service Agreement dated May 9, 2013
(b) AIA Standard Form of Agreement Between Owner and Contractor dated
September 12, 2013

27.    JOINT ENVIRONMENTAL MECHANICAL, INC.

(a) Service Agreement dated July 10, 2012
(b) Amendment to Service Agreement dated September 18, 2013

28.    KING COUNTY METRO TRANSIT

(a) Agreement For Purchase of ORCA Business Cards and ORCA Business Passport
Products dated October 1, 2013

29.    LIGHT DOCTOR LLC

(a) Service Agreement dated January 2013

30.    LL DUNTON FLORAL

(a) Service Agreement dated April 1, 2010
(b) Floral Service Agreement dated April 1, 2010

31.    MANAGEMENT SERVICES NORTHWEST, INC.

(a) Service Agreement dated March 1, 2010
(b) Service Agreement dated March 1, 2010

32.    MORRIS-HANSEN ENTERPRISES INC.

(a) Service Agreement dated March 15, 2012
(b) Service Agreement dated March 15, 2012

33.    MORUP SIGNS INC.

(a) Service Agreement dated April 1, 2010
(b) Service Agreement dated April 1, 2010

34.    NORTHWEST ASPHALT, INC.

(a) Service Agreement dated June 7, 2010

4

35.    PARKER HENRY GLASS & STOREFRONT, INC.

(a) Service Agreement dated June 19, 2013

36.    PITNEY BOWES GLOBAL FINANCIAL SERVICES LCC

(a) Equipment Lease executed by Customer on February 6, 2008

37.    PRIDE ELECTRIC INC

(a) Service Agreement dated January 7, 2013

38.    PROTECTION TECHNOLOGIES, INC.

(a) Service Agreement dated March 1, 2012

39.    PSF MECHANICAL, INC.

(a) Service Agreement dated November 30, 2012

40.    SNO VALLEY PROCESS SOLUTIONS, INC.

(a) Service Agreement dated November 15, 2012

41.    SNYDER ROOFING OF WASHING TON LLC

(a) Service Agreement dated June 20, 2013

42.    SUPERIOR/COIT INC.

(a) Service Agreement dated June 13, 2010

43.    TRANSMANAGE

(a) Service Agreement dated April 1, 2010
(b) Service Agreement dated April 1, 2010

44.    TW TELECOM HOLDINGS INC.

(a) Service Order executed by TWTC on January 30, 2013

45.    UNIQUE TOUCHUP AND FINISHES, INC.

5

(a) Service Agreement dated July 20, 2009
(b) Service Agreement dated July 20, 2009

46.    WASHINGTON ALARM, INC.

(a) Alarm Monitoring/Service Agreement dated April 2, 2001
(b) Alarm Monitoring/Service Agreement dated April 2, 2001

47.    WAXIE SANITARY SUPPLY

(a) Service Agreement dated January 1, 2010
(b) Service Agreement dated January 1, 2010

48.    WHITMAN GLOBAL CARPET & FLOOR CARE

(a) Service Agreement dated April 1, 2010
(b) Service Agreement dated April 1, 2010

6

SCHEDULE 4.2.5

SELLER’S DISCLOSURE STATEMENT

Schedule 4.2.5

INSTRUCTIONS TO THE SELLER:
Please complete the following form. Do not leave any spaces blank. [f the question clearly does not apply to the property write "NA." If the answer is "yes" to any (*) item(s), please explain on attached sheets and attach documents. Please refer to the line number(s) of the question(s) when you provide your explanation(s). For your protection you must date and sign each page of this disclosure statement and each attachment. Delivery of the disclosure statement must occur not later than five (5) business days, unless otherwise agreed, after mutual acceptance of a written contract to purchase between a buyer and a seller.
NOTICE TO THE BUYER:
THE FOLLOWING DISCLOSURES ARE MADE BY SELLER ABOUT THE CONDITION OF THE PROPERTY LOCATED AT 10800 AND 10900 NE 8TH STREET, CITY OF BELLEVUE, KING COUNTY, WASHINGTON ("THE PROPERTY"), OR AS LEGALLY DESCRIBED ON THE ATTACHED EXHIBIT A. SELLER MAKES THE FOLLOWING DISCLOSURES OF EXISTING MATERIAL FACTS OR MATERIAL DEFECTS TO BUYER BASED ON SELLER'S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT. UNLESS YOU AND SELLER OTHERWISE AGREE IN WRITING, YOU HAVE THREE (3) BUSINESS DAYS FROM THE DAY SELLER OR SELLER'S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO YOU TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SlGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER'S AGENT. IF THE SELLER DOES NOT GIVE YOU A COMPLETED DISCLOSURE STATEMENT, THEN YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A PURCHASE AND SALE AGREEMENT.
THE FOLLOWING ARE DISCLOSURES MADE BY SELLER AND ARE NOT THE REPRESENTATIONS OF ANY REAL ESTATE LICENSEE OR OTHER PARTY. THIS INFORMATlON IS FOR DISCLOSURE ONLY AND IS NOT INTENDED TO BE A PART OF ANY WRITTEN AGREEMENT BETWEEN BUYER AND SELLER.
FOR A MORE COMPREHENSIVE EXAMINATION OF THE SPECIFIC CONDITION OF THIS PROPERTY YOU ARE ADVISED TO OBTAIN AND PAY FOR THE SERVICES OF QUALIFIED EXPERTS TO INSPECT THE PROPERTY,. WHICH MAY INCLUDE, WITHOUT LIMITATION, ARCHITECTS, ENGINEERS, LAND SURVEYORS, PLUMBERS, ELECTRICIANS, ROOFERS, BUILDING INSPECTORS, ON-SITE WASTEWATER TREATMENT INSPECTORS, OR STRUCTURAL PEST INSPECTORS. THE PROSPECTIVE BUYER AND SELLER MAY WISH TO OBTAIN PROFESSIONAL ADVICE OR INSPECTIONS OF THE PROPERTY OR TO PROVIDE APPROPRIATE PROVISIONS IN A CONTRACT BETWEEN THEM WITH RESPECT TO ANY ADVICE, INSPECTION, DEFECTS OR WARRANTIES.

		YES	NO	DON'T KNOW
*A.	Have there been any flooding, standing water, or drainage problems on the property that affect the property or access to the property?	☐	☒	☐**
*B.	Does any part of the property contain fill dirt, waste, or other fill material?	☐	☒	☐**
*C.	Is there any material damage to the property from fire, wind, floods, beach movements, earthquake, expansive soils, or landslides?	☐	☒	☐**
D.	Are there any shorelines, wetlands, floodplains, or critical areas on the property?	☐	☒	☐**
*E.
Are there any substances, materials or products on the property that may be environmental concerns, such as asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, or contaminated soil or water?
		☒	☐	☐**
*F.	Has the property been used for commercial or industrial purposes?	☐	☐	☒**
*G.	Is there any soil or groundwater contamination?	☐	☒	☐**
*H.	Are there transmission poles or other electrical utility equipment installed, maintained, or buried on the property that do not provide utility service to the structures on the property?	☐	☒	☐ **
*I.	Has the property been used as a legal or illegal dumping site?	☐	☒	☐**
*J.	Has the property been used as an illegal drug manufacturing site?	☐	☒	☐**
*K.	Are there any radio towers in the area that may cause interference with telephone reception?	☐	☐	☒**
** SEE ATTACHED SHEET LABELED "EXPLANATIONS FOR 'YES' ANSWERS (IF ANY) TO * ITEMS OR QUESTIONS."

SELLER'S INITIALS	/s/ KH	DATE:	12/14/2013	PURCHASER'S INITIALS	DATE:

SELLER DISCLOSURE STATEMENT
IMPROVED PROPERTY
(ENVIRONMENTAL SECTION)

VERIFICATION:

The foregoing answers and attached explanations (if any) are complete and correct to the best of Seller's knowledge and Seller has received a copy hereof. Seller authorizes real estate licensees, if any, to deliver a copy of this disclosure statement to other real estate licensees and all prospective buyers of the Property.

SELLER:	PLAZA CENTER PROPRTY LLC,
a Delaware limited liability company

	By:	/s/ Kristen Hoffman	Date:	December 17, 2013
	Name:	Kristen Hoffman
	Title:	Managing Director

SELLER DISCLOSURE STATEMENT
IMPROVED PROPERTY
(ENVIRONMENTAL SECTION)

BUYER'S ACKNOWLEDGEMENT:

Buyer hereby acknowledges that:

A. Buyer has a duty to pay diligent attention to any material defects that are known to Buyer or can be known to Buyer by utilizing diligent attention and observation.
B. The disclosures set forth in this statement and in any amendments to this statement are made only by the Seller and not by any real estate licensee or other party.
C. Buyer acknowledges that, pursuant to RCW 64.06.050(2), real estate licensees are not liable for inaccurate information provided by Seller, except to the extent that real estate licensees know of such inaccurate information.
D. This information is for disclosure only and is not intended to be a part of the written agreement between Buyer and Seller.
E. Buyer (which term includes all persons signing the "Buyer's acceptance" portion of this disclosure statement below) has received a copy of this Disclosure Statement (including attachments, if any) bearing Seller's signature(s).

DISCLOSURES CONTAINED IN THIS DISCLOSURE STATEMENT ARE PROVIDED BY SELLER BASED ON SELLER'S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE. FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE PHRASE "SELLER'S ACTUAL KNOWLEDGE" MEANS THE PRESENT, ACTUAL KNOWLEDGE, WITHOUT INDEPENDENT INVESTIGATION OR INQUIRY, OF ANDY WATTULA. THERE SHALL BE NO PERSONAL LIABILITY ON THE PART OF ANDY WATTULA ARISING OUT OF ANY REPRESENTATIONS OR WARRANTIES MADE HEREIN OR OTHERWISE. UNLESS BUYER AND SELLER OTHERWISE AGREE IN WRITING, BUYER SHALL HAVE THREE (3) BUSINESS DAYS FROM THE DAY SELLER OR SELLER'S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER'S AGENT. YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A SALE AGREEMENT. BUYER HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THIS DISCLOSURE STATEMENT AND ACKNOWLEDGES THAT THE DISCLOSURES MADE HEREIN ARE THOSE OF THE SELLER ONLY, AND NOT OF ANY REAL ESTATE LICENSEE OR OTHER PARTY.

DATE:	DATE:
BUYER:	BUYER:

BUYER'S WAIVERS:

Buyer has been advised of Buyer's right to receive a completed Seller Disclosure Statement under RCW 64.06, and hereby waives, to the extent permissible, any and all rights to receive a Seller Disclosure Statement. Buyer understands that this Seller Disclosure Statement (Environmental Section) is not the entire Seller Disclosure Statement, but is only that portion that Seller may be required to deliver under RCW 64.06.010(7). Buyer has read and reviewed the Seller's responses to this Seller Disclosure Statement (Environmental Section) and approves this statement and waives any right Buyer has to rescind or revoke Buyer's offer based on this Seller Disclosure Statement (Environmental Section).

DATE:	DATE:
BUYER:	BUYER:

SELLER DISCLOSURE STATEMENT
IMPROVED PROPERTY
(ENVIRONMENTAL SECTION)

EXPLANATIONS FOR "YES" ANSWERS OF ANY) TO* ITEMS OR QUESTIONS

#E - Asbestos has been found in mastic under floor tiles

SELLER DISCLOSURE STATEMENT
IMPROVED PROPERTY
(ENVIRONMENTAL SECTION)

EXHIBIT A
Legal Description of the Property
LAZA CENTER

PARCEL A:

PARCEL A:
LOTS 5, 6, 7 AND 8, BLOCK 1, CARROLL-HEDLUND'S lST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT
THEREOF RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION OF SAID LOT 8 LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF
THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29,
TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL B:

THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF
SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE WEST LINE OF THE EAST 92 FEET OF SAID SUBDIVISION
WITH THE FORMER NORTH LINE OF NORTHEAST 8TH STREET, SAID POINT BEING NORTH 01°13'30" EAST, A
DISTANCE OF 33.00 FEET FROM THE SOUTH LINE OF SAID SUBDIVISION;
THENCE NORTH 01°13'30" EAST, A DISTANCE OF 147.01 FEET TO THE SOUTH LINE OF CARROLL-HEDLUND'S IST
ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 49 OF PLATS, PAGES 58
AND 59, IN KING COUNTY WASHINGTON;
THENCE NORTH 88°04'22" WEST, ALONG SAID SOUTH LINE, A DISTANCE OF 172.02 FEET TO THE WEST LINE OF
SAID PLAT OF CARROLL-HEDLUND'S IST ADDITION TO BELLEVUE PRODUCED SOUTH;
THENCE NORTH 01°13'30" EAST, ALONG SAID WEST LINE, TO THE NORTHEAST CORNER OF THE PROPERTY
CONVEYED TO JEFFREY BUILDING COMP ANY BY DEED RECORDED AUGUST 31, 1976 UNDER RECORDING NO.
7608310501;
THENCE WEST, ALONG THE NORTH LINE OF SAID PROPERTY CONVEYED RECORDED AUGUST 31, 1976 UNDER
RECORDING NO. 7608310501, A DISTANCE OF 241 FEET TO THE NORTHWEST CORNER THEREOF, SAID POINT BEING
ON THE EAST LINE OF THE PROPERTY SOLD TO JEFFREY BUILDING COMP ANY UNDER INSTRUMENT RECORDED
UNDER RECORDING NO. 6199084;
THENCE NORTH ALONG SAID EAST LINE, TO THE NORTHEAST CORNER THEREOF, BEING A POINT ON THE SOUTH
LINE OF THE NORTH 315 FEET OF SAID SUBDIVISION;
THENCE WEST, ALONG THE SOUTH LINE OF SAID NORTH 315 FEET, TO THE EAST LINE OF 108TH A VENUE
NORTHEAST;
THENCE 01°20'51" EAST ALONG SAID EAST LINE, 305.02 FEET TO A POINT ON THE NORTH LINE OF NORTHEAST
8TH STREET, BEING 40 FEETNORTHERL Y OF THE SOUTH LINE OF SAID SUBDIVISION;
THENCE ALONG THE NORTHERLY LINE OF SAID STREET THE FOLLOWING COURSES AND DISTANCES:
THENCE SOUTH 88°04'22" EAST, A DISTANCE OF 185.71 FEET;
THENCE SOUTH 01°20'30" WEST, 7.00 FEET;
THENCE SOUTH 88°04'22" EAST, 180.53 FEET;
THENCE SOUTH 01°13'30" WEST, 3.00 FEET;
THENCE SOUTH 88°04'22" EAST, 80.02 FEET;

SELLER'S INITIALS	DATE:	PURCHASER'S INITIALS	DATE:

SELLER DISCLOSURE STATEMENT
IMPROVED PROPERTY
(ENVIRONMENTAL SECTION)

THENCE NORTH 01°13'30" EAST, 3.00 FEET;
THENCE SOUTH 88°04'22" EAST, 92.00 FEET TO THE POINT OF BEGINNING;

EXCEPT THAT PORTION LYING EAST OF THE SOUTHERLY PRODUCTION OF THE WEST LINE OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY WASHINGTON;

AND EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE FOR ROAD BY DEED RECORDED DECEMBER 9, 1977 UNDERRECORDINGNO. 7712090814;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

PARCELC:

THE EAST 264 FEET OF THE SOUTH 180 FEET OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29;

AND EXCEPT THAT PORTION LYING SOUTH OF A LINE THAT IS 44 FEET NORTH OF THE SOUTH LINE OF SECTION 29;

AND EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF BELLEVUE FOR SIDEWALKS, STREET AND UTILITIES, BY INSTRUMENT RECORDED AUGUST 4, 1983 UNDER RECORDING NO. 8308040699;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

SELLER'S INITIALS	DATE:	PURCHASER'S INITIALS	DATE:

SCHEDULE 5.1.3

LITIGATION
None.

Schedule 5.1.3

SCHEDULE 5.1.8

VIOLATIONS OF LAW

None.

Schedule 5.1.8

SCHEDULE 8.5.8 (i)

OUTSTANDING TENANT IMPROVEMENT ALLOWANCES

Schedule 8.5.8 (i)

Schedule
Outstanding Tenant Improvements

Property:     Plaza Center & US Bank

Tenant Name	Suite	Amount Outstanding as of 12/19/2013	Notes

Seller Obligation
Visa USA	USB - 0600/0700	713,119.08	(1)
US Bank National	USB - 0500/1000	1,342,980.00
US Bank National	USB - 0500/1000	159,998.75	(2)
US Bank National	USB - 0100	230,325.00
Lani Cao	USB - 0318	15,120.00
Ranstad Profession	PZ - 1650	12,100.52	(3)
Byora USA	PZ - 01020	16,980.00
Douglas McCallum	PZ - 01600	22,794.17	(4)
Bluecora, Inc.	PZ - 0820	120,058.33
InfoAdvantage	PZ - 215	12,975.00
IDP Insurance Brokerage	PZ - 1170	137,639.66	(3)
Triad Group	PZ 1500	40,775.59	(5)
Nintex	USB - 0400	511,035.00
Penn Mutual	PZ - 1550	29,694.00	(6)

Sub-total Seller Obligation		3,365,595.10

Purchaser Obligation
		0.00

Sub-total Purchaser Obligation		0.00

Notes:
(1) Expiration date is expected to be extended to 11/30/14. Amendment is pending.
(2) Estimated additional Landlord work.
(3) Anticipated remainder of estimated Turnkey Improvements.
(4) Remaining allowance allocated to Base Rent Abatement (12/13-03/14) including $ 9385.83 applied in December
(5) Remaining allowance allocated to Base Rent Abatement in 2014.
(6) Refurbishment Allowance.

SCHEDULE 8.5.8 (ii)

OUTSTANDING BROKERAGE AND LEASING COMMISSIONS

Schedule 8.5.8(ii)

Schedule
Outstanding Leasing Commissions

Property:     Plaza Center & US Bank

Tenant Name	Suite	Amount Outstanding as of 12/19/2013

Seller Obligation
Lani Cao	USB - 0318	4,961.25
Blucora, Inc.	PZ - 0820	13,592.94
IDP Insurance Brokerage LLC	PZ - 01170	25,895.19
Union Bank	PZ - 00100	8,634.55
Nintext	USB - 0400	17,730.09

Sub-total Seller Obligation		74,519.92

Purchaser Obligation
		0.00

Sub-total Purchaser Obligation		0.00

Notes:

SCHEDULE 8.5.8 (iii)

FREE RENT

Schedule 8.5.8(iii)

Schedule
Free Rent

Property:     Plaza Center & US Bank

Tenant Name	Suite	Amount Outstanding as of 12/12/2013

Seller Obligation
Aslakson Financial (1)	USB - 0910	6,678.00
US Bank National	USB - OOMBA	5,554.78
US Bank National	USB - 0100	169,108.31
US Bank National	USB - 0500	300,929.13
US Bank National	USB - 1000	299,681.38
Lani Cao	USB - 0318	6,615.00
Triad Group	PZ - 01500	12,833.33
Blucora, Inc.	PZ - 0820	30,741.83
Nintex USA	USB - 400A	137,396.25
IDP Insurance Brokerage LLC	PZ - 01170	87,645.25
InfoAdvantage	PZ - 215	9,947.52

Sub-total Seller Obligation		1,067,130.78

Purchaser Obligation
		0.00

Sub-total Purchaser Obligation		0.00

Notes:
(1) Tenant only pays on 5,131 sf for the first 15 months, ending
2/16/2014. February 2014 has been pro-rated accordingly.

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

PLAZA CENTER
PARCEL A:

LOTS 5, 6, 7 AND 8, BLOCK 1, CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION OF SAID LOT 8 LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL B:

THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE WEST LINE OF THE EAST 92 FEET OF SAID SUBDIVISION WITH THE FORMER NORTH LINE OF NORTHEAST 8TH STREET, SAID POINT BEING NORTH 01°13'30" EAST, A DISTANCE OF 33.00 FEET FROM THE SOUTH LINE OF SAID SUBDIVISION;
THENCE NORTH 01°13'30" EAST, A DISTANCE OF 147.01 FEET TO THE SOUTH LINE OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY WASHINGTON;
THENCE NORTH 88°04'22" WEST, ALONG SAID SOUTH LINE, A DISTANCE OF 172.02 FEET TO THE WEST LINE OF SAID PLAT OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE PRODUCED SOUTH;
THENCE NORTH 01°13'30" EAST, ALONG SAID WEST LINE, TO THE NORTHEAST CORNER OF THE PROPERTY CONVEYED TO JEFFREY BUILDING COMPANY BY DEED RECORDED AUGUST 31, 1976 UNDER RECORDING NO. 7608310501;
THENCE WEST, ALONG THE NORTH LINE OF SAID PROPERTY CONVEYED RECORDED AUGUST 31, 1976 UNDER RECORDING NO. 7608310501, A DISTANCE OF 241 FEET TO THE NORTHWEST CORNER THEREOF, SAID

POINT BEING ON THE EAST LINE OF THE PROPERTY SOLD TO JEFFREY BUILDING COMPANY UNDER INSTRUMENT RECORDED UNDER RECORDING NO. 6199084;
THENCE NORTH ALONG SAID EAST LINE, TO THE NORTHEAST CORNER THEREOF, BEING A POINT ON THE SOUTH LINE OF THE NORTH 315 FEET OF SAID SUBDIVISION;
THENCE WEST, ALONG THE SOUTH LINE OF SAID NORTH 315 FEET, TO THE EAST LINE OF 108TH AVENUE NORTHEAST;
THENCE 01°20'51" EAST ALONG SAID EAST LINE, 305.02 FEET TO A POINT ON THE NORTH LINE OF NORTHEAST 8TH STREET, BEING 40 FEET NORTHERLY OF THE SOUTH LINE OF SAID SUBDIVISION;
THENCE ALONG THE NORTHERLY LINE OF SAID STREET THE FOLLOWING COURSES AND DISTANCES:
THENCE SOUTH 88°04'22" EAST, A DISTANCE OF 185.71 FEET;
THENCE SOUTH 01°20'30" WEST, 7.00 FEET;
THENCE SOUTH 88°04'22" EAST, 180.53 FEET;
THENCE SOUTH 01°13'30" WEST, 3.00 FEET;
THENCE SOUTH 88°04'22" EAST, 80.02 FEET;
THENCE NORTH 01°13'30" EAST, 3.00 FEET;
THENCE SOUTH 88°04'22" EAST, 92.00 FEET TO THE POINT OF BEGINNING;

EXCEPT THAT PORTION LYING EAST OF THE SOUTHERLY PRODUCTION OF THE WEST LINE OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY WASHINGTON;

AND EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE FOR ROAD BY DEED RECORDED DECEMBER 9, 1977 UNDER RECORDING NO. 7712090814;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL C:

THE EAST 264 FEET OF THE SOUTH 180 FEET OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29;

AND EXCEPT THAT PORTION LYING SOUTH OF A LINE THAT IS 44 FEET NORTH OF THE SOUTH LINE OF SECTION 29;

AND EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF BELLEVUE FOR SIDEWALKS, STREET AND UTILITIES, BY INSTRUMENT RECORDED AUGUST 4, 1983 UNDER RECORDING NO. 8308040699;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

EXHIBIT B

ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”), made and entered into this ____ day of ________, 2013, by and among ______________, a ________________ (“Purchaser”), PLAZA CENTER PROPERTY LLC, a Delaware limited liability company (“Seller”), and CHICAGO TITLE COMPANY (“Escrow Agent”).

WITNESSETH:

WHEREAS, Purchaser and Seller have entered into a certain Purchase and Sale Agreement dated as of ______________________, 2013 (as may be amended, hereinafter referred to as the “Contract”), which provides that one or more deposits will be delivered to Escrow Agent to be held and applied by said Escrow Agent in accordance with this Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned in the Contract.

NOW, THEREFORE, in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Within one (1) Business Day after the Effective Date, Purchaser shall deliver to Escrow Agent, by federal wire transfer, funds in the amount of ______________ and No/100 Dollars ($________________) (together with any interest accrued thereon, the “Initial Deposit”). Provided the Contract shall not have been terminated (or deemed to be terminated), Purchaser shall deliver to Escrow Agent, by federal wire transfer, funds in the amount of ________________ and No/100 Dollars ($_______________) (the “Additional Deposit”) no later than 5 p.m. Pacific time on the first Business Day after the last day of the Study Period. The Initial Deposit and the Additional Deposit, if paid, are collectively referred to as the “Deposit.” Escrow Agent hereby agrees to hold, administer, and disburse the Deposit pursuant to this Agreement and the Contract. Upon receipt of a completed W9 form, Escrow Agent shall invest such Deposit in a segregated, interest-bearing money market account. In the event any interest or other income shall be earned on such Deposit, such interest or other income become a part of the Deposit and will be the property of the party entitled to the Deposit pursuant to the Contract. Escrow Agent shall hold and disburse the Deposit, and shall conduct the Closing, and carry out the duties of Escrow Agent, in accordance with this Agreement and as provided in the Contract. Notwithstanding anything stated to the contrary in this Agreement, to the extent of any inconsistency between the terms of this Agreement and the Contract, the terms of the Contract shall govern and control.

2.    At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom the Deposit (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of such Contract pursuant to which the disbursement of the Deposit (or portions thereof) is being requested, Escrow Agent shall disburse the Deposit pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of the Deposit for a period of ten (10) calendar days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) calendar day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of the Deposit. Purchaser and Seller each hereby agree to send to the other, pursuant to Paragraph 5 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3.    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for gross negligence, willful default or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4.    Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient, in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Deposit on or before ten (10) days after the Closing Date, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Deposit, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in a federal or district court in the State of Washington or, if such courts do not have jurisdiction as to the parties or matters involved then such court as Escrow Agent shall determine to have jurisdiction thereof. Notwithstanding the foregoing or anything stated to the contrary in this Agreement, Seller shall have no right to receive the Deposit prior to the expiration of the Study Period, and if any such request is made for the Deposit by Seller prior to the expiration of the Study Period, the Escrow Agent shall not honor such request.

5.    All notices, demands, requests or other communications required or permitted to be given hereunder must be in writing and must be sent (i) by hand delivery, (ii) by Federal Express or a similar internationally recognized overnight courier service, or (iii) by electronic mail with a confirmation copy delivered by another method set forth in this Section 5 (facsimile numbers are given for convenience of non-formal communications only). All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day. The addresses for proper notice under this Agreement are as follows:

ESCROW AGENT:	Chicago Title Company 700 South Flower Street, Suite 3305 Los Angeles, CA 90017 Attention: Frank Jansen Facsimile: (213) 891-0834 Email: jansenf@ctt.com

SELLER:	Street Property LLC
c/o Beacon Capital Partners, LLC 11755 Wilshire Boulevard, Suite 1770 Los Angeles, California 90025 Attention: Jeremy B. Fletcher Facsimile: (310) 914-5996 Email: jfletcher@beaconcapital.com

with a copy to:	Street Property LLC
c/o Beacon Capital Partners, LLC 200 State Street, 5th Floor Boston, Massachusetts 02109 Attention: Matthew T. Golden, Esq. Facsimile: (617) 457-0499 Email: mgolden@beaconcapital.com

with a copy to:	Goulston & Storrs, P.C. 400 Atlantic Avenue Boston, Massachusetts 02110 Attention: Jared L. Tardy, Esq. Facsimile: (617) 574-7559 Email: jtardy@goulstonstorrs.com

PURCHASER:

Attention:
Facsimile:
Email:

with a copy to:

Attention:
Facsimile:

Email:

Either party may from time to time by written notice to the other party designate a different address or addresses for notices. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii) or (iii) of this Section 5. Notices given on behalf of a party by its attorneys in the manner provided for in this Section 5 shall be considered validly given.

6.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

7.    Time is of the essence of this Agreement.

8.    This Agreement is governed by and is to be construed under the laws of the State of Washington and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day, month and year first above written.

SELLER: PLAZA CENTER PROPERTY LLC, a Delaware limited liability company By: ________________________________ Name: Title:
PURCHASER: _________________________, a ________________________ By: ________________________ Name: ________________________ Title: ________________________
ESCROW AGENT: CHICAGO TITLE COMPANY By: ____________________________ Name: ____________________________ Title: ____________________________

EXHIBIT C-1

FORM OF TENANT ESTOPPEL

The undersigned, ________________, as tenant under that certain [Office] [Retail] Lease (the “Original Lease”) made and entered into as of ________________, 2013, by and between ______________________ as “Landlord”, and the undersigned as “Tenant”, for premises (the “Premises”) consisting of approximately ____ square feet and located on the __________ floor(s) of the building (the “Building”) located at _____ NE 8th Street, Bellevue, Washington, certifies as follows:
1.The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises and the Building and are collectively referred to herein as the “Lease.” The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
2.The undersigned currently occupies the Premises described in the Lease. The Lease term commenced on ______________ and the Lease term expires on _____________. The Tenant has the following options to extend the Lease term: (If none, so state). __________________________________________________________________________________________________________________________________. Tenant does not have any right or option to terminate the Lease or reduce the Premises or to lease other space at the Building, except as follows: (If none, so state) ___________________________________. The undersigned has no option to purchase all or any part of the property of which the Building is a part.
3.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto.
4.All monthly installments of Base Rent and all Additional Rent have been paid when due through _________, 2013. The current monthly installment of Base Rent is $_____________.
5.Tenant’s prorata share for purposes of allocating operating expenses and real estate taxes is ____%. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):
Increases over base year 20____.
Increases over a stipulated amount per square foot ____/sf.
All operating expenses and real estate taxes (net lease).
6.No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as follows: (If none, so state) $__________.00 in the form of [cash/letter of credit].
7.All work required to be completed by Landlord under the Lease as of the date hereof has been satisfactorily completed and Tenant has accepted and is occupying the Premises.

Exhibit C-1-1-

There are no unpaid allowances owed by Landlord to Tenant under the Lease nor is Tenant entitled to any free rent period or other concessions under the Lease after the date hereof.
8.Tenant has no charge, lien, claim of set-off or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions or covenants contained therein.
9.There is no existing event of default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease; and no event has occurred which, with the passage of time or giving of notice, or both, would constitute an event of default.
10.Tenant has full right and authority to execute and deliver this Estoppel Certificate and each person signing on behalf of Tenant is authorized to do so.
11.There are no bankruptcies against Tenant.  There are no (i) pending suits, proceedings, judgments, liens or executions against Tenant and/or any affiliate of Tenant, and (ii) bankruptcies involving any affiliate of Tenant, that, in the case of (i) or (ii), adversely affect, or upon determination may adversely affect, Tenant’s ability to perform its obligations under the Lease, other than to a de minimis extent.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser (specifically including KBS Capital Advisors LLC), and/or to such prospective purchaser’s assignee, and/or to a prospective mortgagee of a prospective purchaser (or its assignee) (collectively, the “Third Party Beneficiaries”), and Tenant acknowledges that said Third Party Beneficiaries will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by any such Third Party Beneficiaries of this Estoppel Certificate is a condition of making such loan or acquiring such property.

Exhibit C-1-2-

Executed at _____________________ on the ______ day of _______________, 2013.

"Tenant"

a

By:
Name:
Title:

Exhibit C-1-3-

EXHIBIT A

LEASE DOCUMENTS
[FILL IN WITH TITLE AND DATE OF ALL LEASE DOCUMENTS]

1.

2.

3.

4.

Exhibit C-1-4-

EXHIBIT C-2
INTENTIONALLY DELETED

Exhibit C-2-1-

EXHIBIT D

Form of Special Warranty Deed

[NOTE: Parties may adjust of form margins or formatting of this deed prior to execution to satisfy applicable recording requirements]

RECORDED AT THE REQUEST OF AND
AFTER RECORDING RETURN TO:

Attn:

SPECIAL WARRANTY DEED

Grantor:	PLAZA CENTER PROPERTY LLC, a Delaware limited liability company

Grantee:
Legal Description:
Abbreviated:
Full:            See Exhibit A attached hereto
Tax Parcel Numbers:

GRANTOR, PLAZA CENTER PROPERTY LLC, a Delaware limited liability company, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, bargains, sells and conveys to __________________________________, a _________________________ (“Grantee”), the real property situated in the County of King, State of Washington and legally described on Exhibit A attached hereto (the “Property”), together with all improvements situated thereon and all appurtenances and easements benefitting the Property.
Grantor for itself and for its successors in interest does by these presents expressly limit the covenants of this deed to those herein expressed, and excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claimed or to claim by, through or under Grantor and not otherwise, Grantor will forever warrant and defend the Property.
SUBJECT TO the permitted exceptions set forth on Exhibit B attached hereto.

Exhibit D

Exhibit D

DATED:	, 2013.

GRANTOR:

PLAZA CENTER PROPERTY LLC,
a Delaware limited liability company

By:
Name:
Title:

)
) ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that __________________ is the person who appeared before me, and said person acknowledged that [he/she] signed this instrument, on oath stated that [he/she] was authorized to execute the instrument and acknowledged it as the ___________________________ of PLAZA CENTER PROPERTY LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:

(Signature)

(Please print name legibly)

NOTARY PUBLIC in and for the
residing at
My commission expires

(Use this space for notarial stamp/seal)

Exhibit D

EXHIBIT A
TO
SPECIAL WARRANTY DEED

Legal Description

Exhibit D

EXHIBIT B
TO
SPECIAL WARRANTY DEED

Permitted Exceptions

Exhibit D

EXHIBIT E

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that PLAZA CENTER PROPERTY LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to ___________________, a ___________________ (“Purchaser”), its successors and assigns, for its and their own use and benefit, forever, the following personal property presently located on the real estate which constitutes the commercial portion of the development located at ____ NE 8th Street, Bellevue, Washington, and more particularly described on Exhibit A attached hereto (the “Premises”): (i) all mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Premises, (ii) maintenance equipment and tools, if any, owned by Seller and used exclusively or predominantly in connection with, and located in or at, the Premises; (iii) site plans, surveys, plans and specification, manuals and instruction materials, and floor plans in Seller’s possession which relate to the Premises; (iv) pylons and other signs situated on or at the Premises; and (v) other tangible personal property owned by Seller and used exclusively or predominantly in connection with, and located in or on, the Premises as of the date hereof (collectively, the “Personal Property”).

THE PERSONAL PROPERTY IS CONVEYED WITHOUT RECOURSE TO SELLER IN ITS AS IS, WHERE IS CONDITION AND SELLER HEREBY DISCLAIMS, AND PURCHASER HEREBY WAIVES, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE (WHETHER STATUTORY, EXPRESS OR IMPLIED) WITH RESPECT TO THE PERSONAL PROPERTY BEING TRANSFERRED BY THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E-1-

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the _____ day of ___________, 2013.

SELLER:

PLAZA CENTER PROPERTY LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit E-2-

EXHIBIT A TO BILL OF SALE

LEGAL DESCRIPTION

Exhibit E-3-

EXHIBIT F-1

FORM OF ASSIGNMENT AND ASSUMPTION
FOR LEASES AND LICENSES

This ASSIGNMENT AND ASSUMPTION OF LEASES AND LICENSES (this “Assignment”) is made this _____ day of __________, 2013, by and between PLAZA CENTER PROPERTY LLC, a Delaware limited liability company (“Assignor”), and _________________, a ___________________ (“Assignee”).

RECITALS

WHEREAS, Assignee and Assignor entered into that certain Purchase and Sale Agreement dated as of ___________, 2013 (the “Purchase Contract”), for the purchase and sale of that certain property located at ____ NE 8th Street in Bellevue, Washington as more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”); and

WHEREAS, under the terms and conditions of the Purchase Contract, it is contemplated that Assignor and Assignee enter into this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.     Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a)     All leases, subleases, licenses and other occupancy agreements relating to or affecting the Property, together with all guarantees of obligations of tenants and other parties under such leases and agreements, said leases and other agreements being more fully described in Exhibit B attached hereto and hereby made a part hereof (collectively, the "Leases"); and

(b)     The current outstanding balance of all security deposits and prepaid rents, together with all interest accrued thereon if payable under the Leases or applicable law, as more fully described on Exhibit C hereto (collectively, the "Security Deposits").

TO HAVE AND TO HOLD all of the foregoing unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.     Assignee hereby accepts the foregoing assignment of the Leases and Security Deposits and does hereby assume all the duties and obligations of Assignor accruing from and after the date hereof under the Leases and with respect to the Security Deposits.

3.    Assignor’s liability under this Assignment shall be subject to the limitations set forth in Sections 5.4 and 10.2 of the Purchase Contract.

Exhibit F-1-1

4.    This Assignment and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Washington and may not be modified or amended except by written agreement signed by both parties.

5.    This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Signatures Appear on the Following Page]

Exhibit F-1-2

Assignee hereby accepts the aforesaid Assignment and assumes the obligations of Assignor under the Leases and the Licenses from and after the date of this Assignment.

ASSIGNOR:

PLAZA CENTER PROPERTY LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

Exhibit F-1-3

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION
OF LEASES AND LICENSES

LEGAL DESCRIPTION OF PROPERTY

Exhibit F-1-4

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION
OF LEASES AND LICENSES

LEASES

Exhibit F-1-5

EXHIBIT C TO ASSIGNMENT AND ASSUMPTION
OF LEASES AND LICENSES

SECURITY DEPOSITS

Exhibit F-1-6

EXHIBIT F-2

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT FOR CONTRACTS, PERMITS AND INTANGIBLES

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made this _____ day of __________, 2013, by and between PLAZA CENTER PROPERTY LLC, a Delaware limited liability company (“Assignor”), and ______________, a ______________________ (“Assignee”).

RECITALS

WHEREAS, Assignee and Assignor entered into that certain Purchase and Sale Agreement dated as of ___________, 2013 (the “Purchase Contract”), for the purchase and sale of that certain property located at ____ NE 8th Street in Bellevue, Washington as more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”); and

WHEREAS, under the terms and conditions of the Purchase Contract, it is contemplated that Assignor and Assignee enter into this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.     Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to all those certain service, supply and maintenance agreements, construction contracts, equipment leases and other contracts with respect to or affecting the Property, all as specifically listed on Exhibit B attached hereto and made a part hereof (collectively, the "Contracts"); and

2.    All intangible property owned solely by Assignor and used solely by Assignor in connection with the ownership and operation of the Property, including, without limitation, to the extent assignable, any warranties (including, without limitation, any contract rights and warranties arising under construction contracts relating to any construction contracts entered into by Seller during its period of ownership of the Improvements (which shall be assigned on a non-exclusive basis)), guaranties, architectural or engineering plans and specifications, books and records, permits, licenses, certificates of occupancy, entitlements and governmental approvals which relate exclusively to the Property (to the extent assignable), and all other assignable names, trade names, street numbers, marks, other symbols and general intangibles which relate exclusively to the Property, other than any of the same that reference “Beacon,” “Beacon Capital” or any other similar name (collectively, the “Intangible Property”).

Exhibit F-2-1-

TO HAVE AND TO HOLD all of the foregoing unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

3.     Assignee hereby accepts the foregoing assignment and does hereby assume all the duties and obligations of Assignor accruing from and after the date hereof under the Contracts.

4.    Assignor’s liability hereunder shall be subject to the limitations set forth in Sections 5.4 and 10.2 of the Purchase Contract.

5.    This Assignment and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Washington and may not be modified or amended except by written agreement signed by both parties.

6.    This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Signatures Appear on the Following Page]

Exhibit F-2-2-

Assignee hereby accepts the aforesaid Assignment and assumes the obligations of Assignor under the Contracts from and after the date of this Assignment.

ASSIGNOR:

PLAZA CENTER PROPERTY LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

Exhibit F-2-3-

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION

LEGAL DESCRIPTION

Exhibit F-2-4-

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION

CONTRACTS

Exhibit F-2-5-

EXHIBIT G

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

BCSP IV U.S. INVESTMENTS, L.P., a Delaware limited partnership (“BCSP”) is the sole owner of PLAZA CENTER PROPERTY LLC, a Delaware limited liability company (“Transferor”). Transferor, a disregarded entity for U.S. tax purposes, is the transferor of a U.S. real property interest.
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ____________________, a ____________________, that withholding of tax is not required upon the disposition of a U.S. real property interest by BCSP, the undersigned hereby certifies the following:

1.	BCSP is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	BCSP is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii).

3.	BCSP’s Tax Identification Number is ___________; and

4.	The mailing address of BCSP is c/o Beacon Capital Partners, 200 State Street, Fifth Floor, Boston, Massachusetts 02109.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

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Exhibit G-1-

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete.

Dated: _____________, 2013

BCSP IV U.S. INVESTMENTS, L.P.,
a Delaware limited partnership

By:    BCSP REIT IV, Inc.,
a Maryland corporation, its sole general partner

By:    __________________________
Name:
Title:

STATE OF WASHINGTON    )
) ss.
COUNTY OF ____________)

On ____________ _____, 2013, before me, the undersigned, a Notary Public in and for said County and State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the within instrument.

WITNESS my hand and official seal.

_____________________________
Notary Public

Exhibit G-2-

EXHIBIT H

FORM OF TENANT NOTIFICATION LETTER

______________ ____, 2013

HAND DELIVERED

TO:    All Tenants at _____ NE 8th Street, Bellevue, Washington

RE:    ____ NE 8th Street
Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at ___ NE 8th Street, Bellevue, Washington (the “Property”), that the Property has been sold by ________________ Street Property LLC (“Seller”), to _______________, a ____________ (“Purchaser”). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

[TO:
ATTN:
AT:	]

From the date of this letter, future notices and all lease inquiries should be directed as follows:

[TO:
ATTN:
AT:	]

As part of the sale, all refundable tenant deposits, if any, or letters of credit, actually held by Seller with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits or letters of credit have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

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Exhibit H-1-

[SIGNATURE PAGE TO TENANT NOTIFICATION LETTER]

SELLER: PLAZA CENTER PROPERTY LLC, a Delaware limited liability company By: _______________________ Name: Title:
PURCHASER: _____________________, a ____________________ By: _________________________ Name: _________________________ Title: _________________________

Exhibit H-2-

EXHIBIT I

FORM OF OWNER’S AFFIDAVIT

Affidavit and Indemnity by Owner - EXTENDED COVERAGE POLICIES
WHEREAS the undersigned Affiant (if more than one, herein collectively called the Affiant) is the owner of the land (the Land) described in that certain Commitment for Title Insurance issued by CHICAGO TITLE INSURANCE COMPANY (the Company) under No. 1345545 (the Commitment),
AND WHEREAS, the Proposed Insured(s) under said Commitment is/are requesting the Company to issue its Policy or Policies with Extended Coverage, and to delete therefrom the General Exceptions relating to rights or claims of parties in possession, and statutory lien rights for labor or materials, special assessment and utility charges,
AND WHEREAS the Affiant acknowledges that the Company would refrain from issuing said Policy or Policies without showing said General Exceptions in the absence of the representations, agreements and undertakings contained herein.
Nothing contained herein shall be construed so as to obligate the Company to issue said Policy or Policies without showing said General Exceptions. However, should the Company do so, it will do so in part in reliance upon the undertakings of the undersigned Affiant. The issuance of the Policy or Policies shall be the consideration for the undertakings contained herein.
AFFIDAVIT
NOW THEREFORE, the Affiant, being first duly sworn, deposes and says that:

1.	Said Land is owned by the Affiant or an entity with which the Affiant is affiliated, and the ownership thereof has been peaceable and undisturbed.

2.	There are no oral or written leases, tenancies or other occupancies except (attach list or rent roll, if necessary, or attach copies of any written agreements; if none, state “None”): ______________

3.	There are no rights of first refusal or options to purchase all or any portion of said land contained within any leases or other documents except: (if none, state “None”): ________________:

4.
There are no contracts for the making of repairs or for new construction on said Land or for the services of architects, engineers or surveyors, nor are there any unpaid bills or claims for labor or services performed or material furnished or delivered during the last six (6) months for alterations, repair work or new construction on said Land, including site preparation, soil tests, site surveys, demolition, etc., except (if none, state “None”): __________________

5.
Neither the Affiant nor any principal of the Affiant has filed a petition for bankruptcy, which action is pending, nor is Affiant a party to any pending action, nor has Affiant been served with a summons and complaint nor received any notice of any action which is pending against Affiant, except (if none, state “None”): _________________

6.
There are no outstanding service, installation, connection, tap, capacity or construction charges for sewer, water, electricity, natural gas or other utilities, or garbage collection and disposal. Any such charges which may arise prior to the effective date of the Policy of Policies will be paid in full by the Affiant, unless credited to the Proposed Insured at closing.

7.	There are no unpaid special assessments for sewer, water, road or other local improvement districts, or taxes, except as shown in said Commitment for Title Insurance.

8.	The Affiant has received no notice and has no knowledge of any proceedings which would result in an assessment against the Land.
The Affiant hereby agrees (1) to indemnify, protect, defend and save harmless the Company from and against any and all loss, costs, damages, and attorney’s fees it may suffer, expend or incur under or by reason, or in consequence of or growing out of any such matters not identified in the above affidavit, and (2) to defend at the Affiant’s own costs and charges in behalf of and for the protection of the Company and of any parties insured or who may be insured against loss by it under said Policy or Policies (but without prejudice to the right of the Company to defend at the expense of the Affiant if it so elects) any suit, action or proceeding in which any such matters may be asserted or attempted to be asserted, established or enforced with respect to said Land.

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[Signature Page to Owner’s Affidavit]

EXECUTED as of this ______ day of ___________, 2013.

PLAZA CENTER PROPERTY LLC,
a Delaware limited liability company

By:
Name:
Title:

Subscribed and sworn to (or affirmed) before me on this _____ day of _________, 2013, by __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

_________________________________________________
Notary Public
(Seal)

EXHIBIT “A” TO FORM OF OWNER’S AFFIDAVIT
LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT J

PURCHASER’S 3-14 AUDIT DOCUMENTS

Financial Statements

•	Detailed property operating statements and general ledger for the year ended 12/31/13

•	Bank statements and Bank Reconciliations for the year ended December 31, 2013 (including any bank statements for parking revenues)
Revenues
Access to and copies of the following for all revenues:

•	Access to billing invoices and tenant cash receipts (including tenant payments of CAM) and receipts for all other sources of revenue (including storage and direct bill utilities)

•	Detailed tenant ledger for the year ended December 31, 2013

•	Schedule of parking revenues and related support (including receipts, parking bank statements, and receivables ledger)

Expenses
Access to and copies of the following for all expenses:

•	Invoices (including insurance invoices) and service contracts

•	Check copies

•	2013 check register and 2014 check register through 1/10/14

•	Schedule of sub-agent’s personnel and compensation

EXHBIT K

LIST OF CAC’S TENANT PROSPECTS AS OF THE EFFECTIVE DATE

Broker Registration - CAC Active Deals

Tenant	Property	Deal Status	Commission Status	Deal Type	Signed	Term	RSF
Nintex Expansion	US Bank	Signed	1/2 paid	New	9/5/2013	89	9,558
IDP	Plaza Center	Signed	1/2 paid	New	8/29/2013	91	4,553
Blucora Expansion	Plaza Center	Signed	Invoice to Beacon for 1st Half	Expansion	11/6/2013	79	2,753
Lani Cao	US Bank	Signed	Invoice to Beacon for 1st Half	New	11/22/2013	63	756
HNN	Plaza Center	TT has signed doc		New		125	8,690
Union Bank of Cal	Plaza Center	Tenant has reached out to leasing team directly about expansion space, emails dated 12/3 & 11/22. Broker and I are currently discussing options.		Expansion			2K-4K
Suttell & Hammer	Plaza Center	Traded proposals		Expansion			2K-4K
NW Mutual (Aslakson)	US Bank Plaza	On going discussions with broker regarding expansion into USB 900 between July and September. Charles Aslakson, Principal, toured.		Expansion			4+K
Manatron/Thompson Reuters	Plaza Center	Manatron is a wholly owned subsidiary of Thompson Reuters who we sent an unsolicted proposal to on 7/3/13. While the requirement was pimarily for another subsidiary of theirs, it was also an option to move the Manatron group in with this group as Suite 300 would be large enough to office both subsidiaries. In the past few weeks the broker has reached out asking if we could get him more info on the suite and we are set to discuss the further direction of the deal next week. Manatron's lease expires 3/31/14.		Expansion/Relocation			22,675
JeffreyM	Plaza Center	Proposal terms for expansion into PC 1580, 1519, 1125 were discussed in email to Tenant 8/28/13. Prinicpal Jeffrey McCannon toured 9/18/13.		Expansion			2K
Wells Home Mortgage	Plaza Center	Traded proposals		Renewal/Downsize			7K
Summit Asset Strategies	Plaza Center	Traded proposals		New			3,215
Trammell Crow	Plaza Center	Traded proposals		New			1,343
Factory Mutual Insurance	Plaza Center	CFO toured 10/14/13 and the deal is listed on the 10/30/13 LAR		New			22,675
Alten	Plaza Center	Traded proposals		New			2,000
Pointmarc	US Bank Plaza	Traded proposals		New			10,058
Delta	US Bank Plaza	Traded proposals		New			4,184
Novogradic	US Bank Plaza	Traded proposals		New			3,100
MW Boone	US Bank Plaza	Received RFP		New			3,195